UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.)

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MANHATTAN ASSOCIATES, INC.

(Name of Registrant as Specified In Its Charter)

Not Applicable

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MANHATTAN ASSOCIATES, INC.

2300 Windy Ridge Parkway, Tenth Floor

Atlanta, Georgia 30339

(770) 955-7070

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 12, 2016

NOTICE IS HEREBY GIVEN that the 2016 Annual Meeting of Shareholders of Manhattan Associates, Inc. (the “Company”) will be held at 2300 Windy Ridge Parkway, Atlanta, Georgia 30339, at 9:00 a.m., Atlanta, Georgia time, on Thursday, May 12, 2016 (the “Annual Meeting”), to consider and act upon:

1.	the election of three Class III Directors to the Company’s Board of Directors;
2.	a non-binding resolution to approve the compensation of the Company’s named executive officers;
3.	a proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016;
4.	a proposal to re-approve the specified performance criteria for performance-based awards under the 2007 Stock Incentive Plan, as amended;
5.	a proposal to approve the 2016 Annual Cash Bonus Plan; and
6.	such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on March 25, 2016, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting.

By Order of the Board of Directors,

Bruce S. Richards
Senior Vice President, Chief Legal Officer and Secretary

April 8, 2016

Atlanta, Georgia

IMPORTANT

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE SUBMIT YOUR VOTE THROUGH THE INTERNET OR BY TELEPHONE, OR MARK, DATE, AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES. IF YOU ARE ABLE TO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 12, 2016:

The proxy statement and annual report to shareholders are available at http://www.manh.com/proxy16

MANHATTAN ASSOCIATES, INC.

2300 Windy Ridge Parkway, Tenth Floor

Atlanta, Georgia 30339

_______________________

Proxy Statement

_______________________

Annual Meeting of Shareholders

To Be Held May 12, 2016

_______________________

Information Concerning Solicitation and Voting

Shareholders Meeting

This Proxy Statement and the enclosed proxy card (“Proxy”) are furnished on behalf of the Board of Directors (the “Board”) of Manhattan Associates, Inc., a Georgia corporation (the “Company,” “our,” or “we”), to solicit proxies for use at the Annual Meeting of Shareholders to be held on Thursday, May 12, 2016, at 9:00 a.m., Atlanta, Georgia time (the “Annual Meeting”), or at any adjournment or postponement of the meeting, for the purposes set forth in this statement and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at 2300 Windy Ridge Parkway, Atlanta, Georgia 30339. The Company intends to mail this Proxy Statement and the accompanying Proxy on or about April 8, 2016, to all shareholders entitled to vote at the Annual Meeting.

Shareholders Entitled to Vote; Quorum

Only holders of record of the Company’s common stock, $0.01 par value per share (“Common Stock”), at the close of business on March 25, 2016 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, the Company had outstanding and entitled to vote 72,136,663 shares of Common Stock. Each holder of record of Common Stock on that date will be entitled to one vote for each share held on all matters to be voted on at the Annual Meeting. Any shareholder who signs and returns a Proxy has the power to revoke it at any time before it is voted at the Annual Meeting by providing written notice of revocation to the Secretary of the Company, by filing with the Secretary of the Company a Proxy bearing a later date, or by voting through the Internet or by telephone or in person at the Annual Meeting.

The holders of a majority of the total shares of Common Stock outstanding on the Record Date, whether present at the Annual Meeting in person, voting through the Internet or telephone, or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstentions and “broker non-votes” both will be counted toward fulfillment of quorum requirements. Broker non-votes occur on a matter up for vote when a broker, bank, or other custodian or nominee is not permitted to vote on that particular matter without instructions from the beneficial owners of the shares, the owner does not give those instructions, and the broker or other nominee indicates on its Proxy, or otherwise notifies us, that it does not have authority to vote its shares on that matter. Whether a broker has authority to vote its shares on uninstructed matters is determined by stock exchange rules.

Counting of Votes

The purpose of the Annual Meeting is to consider and act upon the matters that are listed in the accompanying Notice of Annual Meeting and set forth in this Proxy Statement. The enclosed Proxy and other voting methods described in the Proxy provide a means for a shareholder to vote upon each of the matters listed in the accompanying Notice of Annual Meeting and described in the Proxy Statement. Shares represented by each Proxy will be voted in accordance with the shareholder’s directions.

Assuming a quorum is present, approval of the non-binding resolution to approve the compensation of the Company’s named executive officers, ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016, re-approval of the specified performance criteria for performance-based awards under the 2007 Stock Incentive Plan, as amended, approval of the 2016 Annual Cash Bonus Plan, and approval of any other matters as may properly come before the meeting, require that the votes cast in favor of each matter exceed the votes cast against that matter.

The Company’s Bylaws provide that Directors are elected by a plurality of the votes cast; i.e., the nominees who receive the most votes for the available Director positions will be elected as Directors. As described in the next section below, however, the Board has adopted a policy requiring Directors who fail to receive the affirmative vote of a majority of the votes cast in an uncontested election to tender their resignation.

Neither abstentions nor broker non-votes are considered “votes cast,” and therefore neither will have an effect on the results of the vote with respect to the election of Directors, approval of the non-binding resolution to approve the compensation of the Company’s named executive officers, ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016, re-approval of the specified performance criteria for performance-based awards under the 2007 Stock Incentive Plan, as amended, and approval of the 2016 Annual Cash Bonus Plan.

Majority Vote Resignation Policy for Director Elections

As noted above, the Company’s Bylaws provide that Directors are elected by a plurality of the votes cast. Although nominees who receive the most votes for the available positions will be duly elected, on December 5, 2014, the Board adopted a resignation policy applicable to nominees who fail to receive the affirmative vote of a majority of the votes cast in an uncontested election for Directors. A “majority affirmative vote” means that the votes cast “for” a nominee’s election exceed those “withheld,” with abstentions and broker non votes not being considered “votes cast.” The policy requires that a nominee who does not receive a majority affirmative vote in an uncontested election promptly will tender, to the Board or its Chair, their resignation from the Board and committees on which the Director serves. The resignation may be conditioned upon Board acceptance. If it is not so conditioned, the resignation must specify that it is effective immediately on delivery.

The Nomination and Governance Committee of the Board will consider any resignation conditioned upon Board acceptance, including any information provided by the Director, and within 60 days of the shareholder meeting at which the Director failed to receive a majority affirmative vote, will recommend to the full Board what action to take on the Director’s resignation. The committee may recommend, among other things, acceptance or rejection of the resignation, delayed acceptance pending the recruitment and election of a new Director or rejection of the resignation in order to address the underlying reasons for the Director’s failure to receive the majority affirmative vote of the shareholders. The policy provides for the Board to act on the committee’s recommendation within 90 days following the shareholder meeting.

In considering a conditional resignation, the committee and the Board may consider those factors it deems relevant to its recommendation, including but not limited to the underlying reasons for the failure of the Director to receive a majority affirmative vote, the tenure and qualifications of the Director, the Director’s past and expected future contributions, other policies and the overall composition of the Board, including whether accepting the resignation would cause the Company to fail to meet legal or stock market requirements.

Following the Board’s decision, the Company will publicly announce the Board’s decision regarding any conditional resignation. A resigning Director cannot participate in committee or Board decisions regarding their resignations, except in certain cases where multiple Directors have failed to receive majority affirmative votes, which circumstances are described in the full policy posted in the Investor Relations section of our web site at www.manh.com. The preceding summary of the policy is qualified in its entirety by reference to the full policy.

Proxies

When the enclosed Proxy is properly signed and returned, or submitted via Internet or telephone as described on the Proxy, the shares that it represents will be voted at the Annual Meeting in accordance with the instructions noted on it. In the absence of instructions, the shares represented by a signed Proxy will be voted in favor of the nominees for election to the Board, the non-binding resolution to approve the compensation of the Company’s named executive officers, ratification of the appointment of our independent registered public accounting firm, re-approval of the specified performance criteria for performance-based awards under the 2007 Stock Incentive Plan, as amended, and approval of the 2016 Annual Cash Bonus Plan.

Proxy Solicitation Costs

The Company will bear the entire cost of soliciting proxies to be voted at the Annual Meeting, including the preparation, printing, and mailing of proxy materials. In addition to the solicitation of proxies by mail, solicitation may be made by certain Directors, officers, and other employees of the Company by personal interview, telephone, email, or facsimile. No additional compensation will be paid to those persons for that solicitation. We have engaged The Proxy Advisory Group, LLC®, to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements that are not expected to exceed $16,000 in the aggregate. The Company will reimburse brokers, banks, and other nominees for their reasonable out-of-pocket expenses for forwarding the proxy materials to their customers who are beneficial owners.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the amount and percent of shares of Common Stock that, as of March 3, 2016, unless a different date is noted below, are deemed under the rules of the Securities and Exchange Commission (the “SEC” or “Commission”) to be “beneficially owned” by (i) each member of the Board and each nominee to become a member of the Board, (ii) the Chief Executive Officer, the Chief Financial Officer, and the other executive officers identified as the “named executive officers” in the Summary Compensation Table appearing in this Proxy Statement, (iii) all Directors and executive officers of the Company as a group, and (iv) any person or “group” (as that term is used in the Securities Act of 1934, as amended) known to the Company as of that date to be a “beneficial owner” of more than 5% of the outstanding shares of Common Stock.

	Common Stock Beneficially Owned (1)
Name of Beneficial Owner	Number of Shares of Common Stock	Percentage of Class
Eddie Capel	217,438	*
Brian J. Cassidy	68,410	*
Edmond I. Eger III	1,939	*
John H. Heyman	-	-
John J. Huntz, Jr.	67,971	*
Dan J. Lautenbach	75,342	*
Thomas E. Noonan	126,833	*
Deepak Raghavan	25,221	*
Bruce S. Richards	38,639	*
Dennis B. Story	67,015	*
Robert G. Howell	82,093	*
All executive officers and Directors as a group (12 persons) (2)	786,356	1.08%
BlackRock, Inc. (3)	7,173,120	9.90%
The Vanguard Group, Inc. (4)	6,179,755	8.53%
Brown Capital Management, Inc. (5)	4,264,972	5.88%
Eaton Vance Management (6)	3,782,866	5.22%

_____________

*Less than 1% of the outstanding Common Stock.

(1)

For purposes of calculating the percentage beneficially owned, the number of shares of Common Stock deemed outstanding include (i) 72,483,108 shares outstanding as of March 3, 2016 and (ii) shares issuable by the Company pursuant to options held by the respective person or group that may be exercised within 60 days following March 3, 2016 (“Presently Exercisable Options”). Presently Exercisable Options are considered to be outstanding and to be beneficially owned by the person or group holding such options for the purpose of computing the percentage ownership of such person or group but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group. Unless otherwise noted, the address for each beneficial owner is the Company’s corporate headquarters located at 2300 Windy Ridge Parkway, Tenth Floor, Atlanta, Georgia 30339.

(2)	Includes Linda C. Pinne, our Senior Vice President, Global Corporate Controller, and Chief Accounting Officer. The Board appointed her as an executive officer in January 2016.
(3)

Based on a Schedule 13G/A filed with the Commission on January 26, 2016 by BlackRock, Inc. Various persons have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the Common Stock of the Company. No one person’s interest in the Common Stock of the Company is more than five percent of the total outstanding common shares. The address of BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(4)

Based on a Schedule 13G/A filed with the Commission on February 10, 2016 by The Vanguard Group, Inc., Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 157,273 shares or 0.22% of the Common Stock outstanding of the Company as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 8,400 shares or 0.01% of the Common Stock outstanding of the Company as a result of its serving as investment manager of Australian investment offerings. The address of The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355.

(5)

Based on a Schedule 13G/A filed with the Commission on February 16, 2016 by Brown Capital Management, LLC. All of the 4,264,972shares of Common Stock are owned by various investment advisory clients of Brown Capital Management, LLC, which is deemed to be a beneficial owner of those shares pursuant to Rule 13d-3 under the Securities Exchange Act of 1934, due to it discretionary power to make investment decisions over such shares for its clients and/or its ability to vote such shares. In all cases, persons other than Brown Capital Management, LLC have the right to receive, or the power to direct the receipt of, dividends from, or the proceeds from the sale of the shares. No individual client holds more than five percent of the class. The address of Brown Capital Management, LLC is 1201 N. Calvert Street, Baltimore, MD 21202.

(6)

Based on a Schedule 13G/A filed with the Commission on February 12, 2016 by Eaton Vance Management, an investment adviser. The address of Eaton Vance Management is 2 International Place, Boston, MA 02110.

PROPOSAL 1

ELECTION OF CLASS III DIRECTORS

Introduction

The Board is divided into three classes. The term of each Director is three years, and the terms of the Directors in each of the respective classes are staggered vis-à-vis the terms of the Directors in the other two classes. The Board currently comprises two Class I Directors (Messrs. Cassidy and Capel), whose terms expire in 2017, two Class II Directors (Messrs. Raghavan and Eger), whose terms expire in 2018, and three Class III Directors (Messrs. Huntz, Lautenbach, and Noonan), whose terms expire at the Annual Meeting. Mr. Lautenbach is retiring as a Director when his current term expires at the Annual Meeting because of the mandatory retirement age provision set forth in the Company's Bylaws. On the recommendation of the Board’s Nomination and Governance Committee, the Board has nominated Messrs. Huntz and Noonan for re-election as Class III Directors, and John H. Heyman for election as Class III Director to fill the seat being vacated by Mr. Lautenbach. There are no family relationships among any of the Directors or Director nominee of the Company.

Shares represented by executed Proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. If any nominee is unavailable for election as a result of an unexpected occurrence, those shares will be voted for the election of such substitute nominee as the Board of Directors may select. The persons nominated for election have agreed to serve if elected, and management has no reason to believe that the nominees will be unable to serve.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NAMED NOMINEES.

Nominees

Nominees to Serve as Class III Directors (Terms Expire in 2019)

John J. Huntz, Jr., age 65, has served as Chairman of our Board since April 2003 and as a member of our Board since January 1999. Mr. Huntz has more than 30 years of private equity, venture capital, and operational experience. Since 2013, Mr. Huntz has served as Managing Director of Huntz & Co., LLC, a venture advisory firm and as a consultant to Arcapita, Inc., an international investment firm. He also serves on several early stage start-up technology and healthcare ventures and is an Advisor to Balentine, an Atlanta based wealth management firm. Prior to 2013, Mr. Huntz served as Executive Director, Venture Capital Investments and President, of Arcapita, Inc. From 2006 until 2010, Mr. Huntz also served as a director and Chairman of the Audit Committee of CardioMEMS, Inc., the designer of a heart failure monitoring system, and then until 2014, he served as its Chairman of the Board. CardioMEMS was acquired by St. Jude Medical in 2014. From 1994 through 2005, Mr. Huntz worked at the Fuqua Companies, most recently as Managing Director of Fuqua Ventures. Mr. Huntz also served as Executive Vice President and Chief Operating Officer of Fuqua Enterprises, Inc., a public company.

Mr. Huntz’ prior experience includes, from September 1989 to January 1994, serving as Managing Partner of Noble Ventures International, a private equity firm. From 1984 to 1989, Mr. Huntz provided financial and investment management as Director of Capital Resources for Arthur Young & Company, and from 1979 to 1984, he was an investment professional at Harrison Capital, a private equity investment subsidiary of Texaco. Mr. Huntz has also served as a Board member for the National Venture Capital Association, and the Securities and Exchange Commission’s Small Business Capital Formation Task Force Executive Committee. He founded and leads the Southern Capital Forum and is an Advisory Board member of the Metro Atlanta Chamber of Commerce, past Chairman of the Georgia Logistics Innovation Council, and a member of the Board of Georgia Advanced Technology Ventures (Georgia Tech). He also is on the Board of the American Heart Association and has served in numerous other business and community organizations.

Mr. Huntz has over 30 years of both private and public company operating and leadership experience, and has served on numerous boards. In addition, he has extensive financial industry experience through his private equity and venture capital work. We believe Mr. Huntz’s extensive experience, his operational, leadership and finance expertise, and his business and community prominence make him well suited to be our Chairman. His financial expertise in particular also qualifies him eminently to chair our Audit Committee, and the Board has determined he is an “audit committee financial expert” as defined in SEC rules.

Thomas E. Noonan, age 55, has served as a member of our Board since January 1999. Since 2008, Mr. Noonan has served as a Partner of TechOperators, LLC, a venture capital firm investing in early-stage technology companies, and since 2013, he has served on the Board of Directors of Ionic Security Inc., a data security company funded by TechOperators. Mr. Noonan became Executive Chairman of Ionic Security in January 2016. From July 2013 until November 2015, Mr. Noonan served as Senior Director and General Manager for the EnergyWise product group at Cisco Systems, which acquired Mr. Noonan’s previous company, JouleX, in July 2013. Prior to that, since 2010, Mr. Noonan served as the President and Chief Executive Officer of JouleX, a leading innovator in network based enterprise energy management. From November 2006 until February 2008, Mr. Noonan served as the General Manager of IBM Internet Security Systems, a division of IBM providing information technology system security products and services. Mr. Noonan served as the President and member of the Board of Directors of Internet Security Systems, Inc., since May 1995, and as its Chief Executive Officer and Chairman from November 1996 until its acquisition by IBM in November 2006. Prior to joining Internet Security Systems, Mr. Noonan served as Vice President, Sales and Marketing with TSI International, Inc., an electronic commerce company, from October 1994 until April 1995. From November 1989 until October 1994, Mr. Noonan held high-level sales and marketing positions at Dun & Bradstreet Software, a developer of enterprise business software.

Mr. Noonan brings to the Company many years of experience in senior management in the software industry, including as co-founder, Chairman, President, and Chief Executive Officer of a public software company. We believe his entrepreneurial, executive management, and software industry experience is an indispensable resource to the Board. His past role as a Chairman, President, and Chief Executive Officer of a public software company also qualifies him well to chair our Compensation Committee, as we believe it gives him insight into the compensation dynamics of companies like Manhattan Associates. The Board has determined he is an “audit committee financial expert” as defined in SEC rules.

John H. Heyman, age 55, is Chief Executive Officer of SnapAV, a vertically-integrated distributor of audio-visual products for commercial and home use, and has held that position since January 2015. Since 2011, Mr. Heyman has been a partner of Actuate Partners, LLC, a firm which he co-founded in 2011, and which provides equity funding and consulting to companies in the technology industry, including software, SaaS, and tech-enabled services. Since 2012, he has served on the Board of Influence Health, Inc., which provides software and services to healthcare marketers and clinicians, and served as its executive chair from 2013-2014. From 1995 to 2011, Mr. Heyman was an executive with Radiant Systems, Inc., a leading provider of software, hardware, and consulting services to the retail and hospitality industries. During that period, he was CEO from 2003 to 2011, when the company was sold, and CFO from 1995 to 2002. Earlier in his career, Mr. Heyman served as a public accountant with accounting firm Arthur Andersen, having received his CPA certification in 1985.

Mr. Heyman has over 20 years of experience in senior and executive management of software enterprises, including under traditional licensing models and cloud-based and other recurring revenue models. While CEO of Radiant Systems, he oversaw the significant growth of Radiant through expansion into new markets and geographies, launching numerous new products, and acquisitions of over 15 companies, both domestic and international. We believe Mr. Heyman’s broad background in technology and consulting, his substantial experience in development and distribution of software and consulting services for the retail industry, and his leadership success as a corporate executive, make him well-suited to add value to the Company’s Board. Further, based on his experience with GAAP and complex financial statements, and his understanding of internal controls and audit functions, which he has acquired through his education and experience as a public accountant, chief financial officer and CEO, the Board has determined Mr. Heyman will qualify as an “audit committee financial expert” as defined in SEC rules.

Continuing Directors

The members of our Board continuing in office as Class I Directors, elected to serve until the 2017 Annual Meeting of Shareholders, are as follows:

Brian J. Cassidy, age 70, has served as a member of our Board since May 1998. Mr. Cassidy was the co-founder of Webforia Inc., a developer and supplier of computer software applications, and served as Webforia’s Vice Chairman from April 1996 until February 2003. Prior to forming Webforia, Mr. Cassidy served as Vice President of Business Development of Saros Corporation, a developer of document management software, from January 1993 until March 1996. Prior to joining Saros Corporation, Mr. Cassidy was employed by Oracle Corporation as Joint Management Director of European Operations and served as a member of the Executive Management Board from 1983 until 1988 and as Worldwide Vice President of Business Development from 1988 until 1990.

Mr. Cassidy has over 30 years of experience in the software industry, much of it with business software companies. His experience includes organizations of different sizes, and he has served in co-founder, executive management, and development roles. Mr. Cassidy has also invested in, and assisted in the initial phase of, a number of software companies. We believe Mr. Cassidy’s extensive industry knowledge and different industry perspectives—whether as an entrepreneur with a new “start-up” organization or as a senior executive with a large, mature one—are beneficial for the Board.

Eddie Capel, age 54, has served as our President and Chief Executive Officer since January 1, 2013. Prior to that, beginning in July 2012, Mr. Capel had begun serving as our President and Chief Operating Officer. Also in July 2012, the Board elected Mr. Capel to the Board as a Class I director. Mr. Capel served as Executive Vice President and Chief Operating Officer since January 12, 2011. Previously, Mr. Capel served as our Executive Vice President—Global Operations from January 2009 to January 2011. In this capacity, Mr. Capel was responsible for the Company’s global product management, research and development, and customer support functions. From January 2008 through January 2009, Mr. Capel served as our Executive Vice President—Global Product Management and Customer Services. From January 2005 to January 2007, Mr. Capel served as our Senior Vice President—Global Product

Management and Global Customer Services and from January 2004 through January 2005 as our Senior Vice President Product Management. Prior to January 2004, he held various other positions with the Company. Prior to joining Manhattan Associates in June 2000, Mr. Capel held various positions at Real Time Solutions, including chief operations officer and vice president, operations. He also served as director, operations, with Unarco Automation, an industrial automation/robotics systems integrator. Prior to joining Unarco, Mr. Capel worked as a project manager and system designer for ABB Robotics in the United Kingdom.

As our President and Chief Executive Officer, Mr. Capel provides essential insight and guidance to our Board from an insider perspective of the day-to-day operations of the Company. In addition, Mr. Capel brings many years of experience in the software industry to our Board.

The members of our Board continuing in office as Class II Directors, elected to serve until the 2018 Annual Meeting, are as follows:

Deepak Raghavan, age 49, has served as a member of our Board since May 1998. Dr. Raghavan served as our Senior Vice President - Product Strategy from January 2001 until June 2002, as Senior Vice President and Chief Technology Officer from August 1998 until January 2001, and as Chief Technology Officer from our inception in October 1990 until August 1998. From 1987 until 1990, Dr. Raghavan served as a Senior Software Engineer for Infosys Technologies Limited, a software development company, where he specialized in the design and implementation of information systems for the apparel manufacturing industry. Dr. Raghavan earned a Civil Engineering degree from the Indian Institute of Technology, New Delhi in 1987, an executive MBA degree from Georgia State University in 1998, and a Ph. D. degree in Astronomy from Georgia State University in 2009 and is currently an adjunct professor at Georgia State University.

Dr. Raghavan has been an officer of the Company or member of our Board since its inception and during that time has helped guide the Company through its transformation from a small private software and services company to a growing public company. With over 20 years of experience at the Company, Dr. Raghavan brings deep institutional knowledge and perspective to our Board regarding our strengths, challenges, and opportunities, as well as long experience with our industry. These skills and perspectives enable him to guide the governance practices of the Company and oversee transitions in our Board and officer personnel as chairman of the Nominations & Governance Committee.

Edmond I. Eger III, age 55, has served as a member of our Board since October 2015. Since December 2013, Mr. Eger has served as the President and Chief Executive Officer of OANDA Corporation, a leader in on-line foreign exchange and over-the-counter commodities and indices trading services. From 2009 to 2013, he served as a Senior Vice President and General Manager for the Americas at Paypal, Inc., and as an advisor to the CEO at eBay Corporation. From 1999 to 2009, Mr. Eger held various management positions with Citigroup and last served as the CEO for its International Cards Business. Prior to joining Citigroup, his experience included various business management positions with Advanta, Standard Chartered Bank, Wells Fargo, and McKinsey & Company. From September 2013 to February 2015, he served on the Board of Directors at Digital River, Inc., a NASDAQ traded e-commerce and payment provider, which was sold to Siris Capital.

Mr. Eger is a visionary in the payments and consumer transactions sectors, with over 25 years of experience, and has extensive knowledge of international businesses. He is a seasoned international payments executive with deep financial services, management, branding, and risk management experience. We believe Mr. Eger’s extensive knowledge and leadership experience brings valuable perspective to the Board.

Board Independence and Meetings

The Board currently consists of seven members, all of whom, with the exception of Mr. Capel, our President and Chief Executive Officer, have been determined by the Board to be “independent” as that term is defined under the corporate governance rules of The Nasdaq Stock Market. In compliance with Nasdaq corporate governance rules, the independent Directors of the Company conduct regularly scheduled meetings without the presence of non-independent Directors or management. The Board’s standing independent committees also regularly meet without management present. During the fiscal year ended December 31, 2015, the Board held five meetings. All the incumbent Directors attended at least 75% of the aggregate total number of Board meetings and meetings of Committees on which they served that occurred during the portion of fiscal year 2015 during which each served as a Director. Our Directors are invited to the Annual Meeting of Shareholders, and two Directors attended our 2015 Annual Meeting.

Director Compensation

During 2015, the non-employee Chairman of our Board received an annual retainer of $150,000, payable in monthly installments on the first business day of each month. The other non-employee members of the Board each received an annual retainer of $50,000 payable in quarterly installments on the first business day of each quarter. In addition to those retainers, the Chairman of each of the Audit Committee and the Compensation Committee received an annual retainer of $20,000, and the Chairman of the

Nomination and Governance Committee received an annual retainer of $10,000. Each member of a Committee who was not the Committee Chairman received an additional retainer for service on that Committee, with those retainers being $10,000, $7,500, and $5,000 for the Audit, Compensation, and Nomination and Governance Committees, respectively. On the date of the 2015 Annual Meeting of Shareholders, each non-employee Director, with the exception of Mr. Eger, was awarded 3,178 restricted stock units (“RSUs”). Mr. Eger was awarded 1,939 RSUs on the date of his appointment as a Director based on service for three-quarters of the term year. The RSUs vest on the earlier of the first anniversary of the date of grant or the next Annual Meeting of Shareholders, provided that the Director remains in continuous service on the Board through such date. Upon vesting, each unit will be settled with one share of Common Stock.

On July 16, 2015, the Compensation Committee, in consultation with the Committee’s executive compensation consultant, recommended to the Board the approval of, and the Board approved, an enhancement to the Board compensation program comprising a one-time award of Common Stock to recognize the long-term service of Board members who had served on the Board for 15 years or more, with the specific details to be determined by the Compensation Committee. On July 23, 2015, the Compensation Committee approved Common Stock awards to Messrs. Huntz, Noonan, Cassidy, and Raghavan of 10,860, 7,703, 7,164, and 7,087 shares, respectively, in recognition of their long-term services. The Common Stock awards were made effective on July 27, 2015. Each recipient of this one-time award is restricted from selling these shares of Common Stock until his service on the Board of Directors ends.

The following table sets forth, for the year ended December 31, 2015, the total compensation earned for our non-employee members of the Board of Directors.

2015 Director Compensation Table
		Stock Awards(2)
Name (1)	Fees Paid In Cash	Annual Grant(3)	Long-Term Service Grant(4)	Total
John J. Huntz, Jr.	$182,500	$172,470	$705,357	$1,060,327
Thomas E. Noonan	80,000	172,470	500,310	752,780
Brian J. Cassidy	62,500	172,470	465,302	700,272
Deepak Raghavan	60,000	172,470	460,301	692,771
Dan L. Lautenbach	60,000	172,470	-	232,470
Edmond I. Eger III	12,500	127,509	-	140,009
Peter F. Sinisgalli (5)	25,000	-	-	25,000

____________

(1)

Mr. Capel, our employee Director, does not receive any compensation for his service as a member of the Board. Mr. Capel’s compensation during 2015 is reflected in the Summary Compensation Table on page 21.

(2)

These columns represent the aggregate grant date fair value for the Common Stock awarded in 2015 in accordance with the stock compensation topic in the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (the “Codification”) Topic 718. These award fair values have been determined based on the closing price of the Company’s Common Stock on the date of grant.

(3)

This column represents the annual Common Stock award granted on May 14, 2015 to Messrs. Huntz, Noonan, Cassidy, Raghavan, and Lautenbach, and the Common Stock award granted to Mr. Eger on October 15, 2015, the date of his appointment as a Director, based on service for three-quarters of the term year.

(4)	This column represents the one-time Common Stock award granted on July 27, 2015 to Messrs. Huntz, Noonan, Cassidy, and Raghavan in recognition of their long-term service.
(5)	This table includes amounts paid to Mr. Sinisgalli prior to the expiration of his term as a Class II Director on May 14, 2015.

The following table summarizes the equity awards we have made to our Board that were outstanding and unvested as of December 31, 2015.

Non-Employee Directors' Outstanding Stock Awards as of December 31, 2015
Name	Number of Shares of Unvested Restricted Stock Units
John J. Huntz, Jr.	3,178
Thomas E. Noonan	3,178
Brian J. Cassidy	3,178
Deepak Raghavan	3,178
Dan L. Lautenbach	3,178
Edmond I. Eger III	1,939

Consulting Arrangement with Mr. Lautenbach. As noted above, Mr. Lautenbach, a Class III director, is not standing for re-election to our Board at the 2016 Annual Meeting of Shareholders and intends to retire from his Director position when his current term expires at the meeting because of the mandatory retirement age provision set forth in the Company's Bylaws.

Mr. Lautenbach has served on our Board since October 2007. Based on his experience and his comprehensive understanding of the Company and the software industry, and in view of the addition of one new member to our Board in 2015 and one additional new member anticipated at our 2016 Annual Meeting, our Board has determined it would be in the best interests of the Company and our shareholders to ensure his continued availability as a resource to the Company and assistance in facilitating a smooth transition to our recomposed Board.

Consequently, to secure Mr. Lautenbach’s continued efforts on behalf of the Company following his retirement, our Board has entered into a one-year consulting agreement with him, effective May 12, 2016. Under that agreement, Mr. Lautenbach will serve as an advisor and resource, as requested, to our Chairman and the Board generally, on various matters integral to our business. Under the agreement, Mr. Lautenbach will receive a cash retainer of $100,000, to be paid in quarterly installments through the end of May 2017. In determining the amount of compensation for Mr. Lautenbach’s continued service, our Compensation Committee considered his experience as well as understanding of the Company and the software industry, the amount of time required of him to fulfill his duties, and director compensation practices within our industry sector. Our Compensation Committee determined that the amount was both competitive and appropriate within our industry sector and the broader business community.

Board Committees

The Board has established three permanent committees that have certain responsibilities for our governance and management. They include the Audit Committee, Compensation Committee, and Nomination and Governance Committee. The Board has adopted charters for the Audit Committee, Compensation Committee, and Nomination and Governance Committee, which can be found in the Investor Relations section of our web site at www.manh.com.

Audit Committee. During 2015, the Audit Committee consisted of Messrs. Huntz, Lautenbach, and Noonan. Mr. Huntz serves as Chairman of the Audit Committee. The Board has determined that each member of the Audit Committee meets the independence and experience requirements applicable to members of the Audit Committee of a Nasdaq-traded company, as well as the Audit Committee independence standards established by the SEC. Further, the Board has determined that Messrs. Huntz and Noonan are “audit committee financial experts,” as defined by the rules of the SEC. Among other responsibilities, the Audit Committee recommends to the Board the selection and discharge of our independent registered public accounting firm, reviews the scope of the audit to be conducted by them, as well as the results of their audit, and reviews our internal controls and financial statements. The Audit Committee also reviews and discusses with management and our independent registered public accounting firm major financial risk exposure and steps management has taken to monitor and control such exposure. During the fiscal year ended December 31, 2015, the Audit Committee met four times.

Compensation Committee. During 2015, the Compensation Committee consisted of Messrs. Noonan, Cassidy, and Huntz. Mr. Noonan serves as Chairman of the Compensation Committee. The Board has determined that all members of the Compensation Committee meet the independence requirements of the Nasdaq corporate governance rules. The Compensation Committee approves the compensation of all of our executive officers, including the Chief Executive Officer, reviews compensation plans for our Directors, officers, and other key executives, and makes recommendations concerning these matters to the Board. The Compensation Committee also administers our equity incentive programs and establishes the terms and conditions of all stock, stock options, and stock units granted under these plans. During the fiscal year ended December 31, 2015, the Compensation Committee met six times.

Nomination and Governance Committee. During 2015, the Nomination and Governance Committee (the “Nomination Committee”) consisted of Messrs. Raghavan, Cassidy, and Huntz. Mr. Raghavan serves as Chairman of the Nomination Committee. The Board has determined that all members of the Nomination Committee meet the independence requirements of the Nasdaq corporate governance rules. The Nomination Committee is appointed by the Board to identify and assist in recruiting outstanding individuals who qualify to serve as Board members and to recommend to the Board a slate of Director nominees for election by our shareholders at each annual meeting of our shareholders in accordance with our Articles of Incorporation, Bylaws, and Georgia law, to recommend Directors for appointment to each Board Committee, and to review the performance of the Board and its Committees and make appropriate recommendations. During the fiscal year ended December 31, 2015, the Nomination Committee met four times.

In accordance with the provisions of our Bylaws, shareholders may directly nominate prospective Director candidates by delivering to our Corporate Secretary certain information about the nominee not less than 60 days prior to the meeting as originally scheduled, or if less than 70 days’ notice or prior public disclosure of the date of the scheduled meeting is given or made, delivery of notice to the Company not later than the tenth day following the earlier of the day on which notice of the date of the meeting is mailed to shareholders or public disclosure of the date of that meeting is made. The Nomination Committee has not adopted a formal policy with regard to consideration of any Director candidate nominated by shareholders for inclusion in the Board’s slate. The Nomination

Committee believes that such a policy is not necessary or appropriate because of the shareholders’ ability to directly nominate Director candidates for the Board.

In identifying qualified individuals to become members of the Board, the Nomination Committee selects candidates whose attributes it believes would be most beneficial to the Company. The Nomination Committee evaluates each individual’s experience, integrity, competence, diversity (including occupational, geographic, and age diversity), skills, and dedication in the context of the needs of the Board. The Nomination Committee generally identifies Director nominees through the personal, business, and organizational contacts of existing Directors and management. However, the Nomination Committee may use a variety of sources to identify Director nominees, including third-party search firms, counsel, advisors, and shareholder recommendations. The composition of our current Board reflects diversity in business and professional experience and skills.

In identifying and recruiting Mr. Heyman as a nominee for the Board at our 2016 Annual Meeting, the Nomination Committee engaged Spencer Stuart, an executive and director search consulting firm, and paid them a customary fee plus expenses. In identifying and recruiting Mr. Eger for his appointment to the Board in October 2015, the Nomination Committee engaged Korn Ferry, an executive and director search consulting firm, and paid them a customary fee plus expenses.

Board Leadership Structure

Our Bylaws allow, but do not require, our Board to appoint an officer or a non-executive to the position of Chairman of our Board. Our Board has chosen to separate the positions of Chairman and Chief Executive Officer. Currently, John J. Huntz, Jr., a non-employee independent Director, serves as Chairman and Eddie Capel serves as our President and Chief Executive Officer. We believe separating these positions allows our Chief Executive Officer to focus on our day-to-day business, while allowing the Chairman to lead our Board in its fundamental role of providing advice to and independent oversight of management. Our Board recognizes the time, effort, and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our Chairman, particularly as our Board’s oversight responsibilities continue to grow. Although we do not have a policy mandating the separation of the roles of Chairman and Chief Executive Officer, our Board believes that having separate positions and having an independent outside Director serve as Chairman currently is the appropriate leadership structure for Manhattan Associates.

Code of Ethics

Our Board has adopted a Global Ethics and Compliance Code that is applicable to all members of our Board, our executive officers, and our employees. We have posted the Code in the Investor Relations section of our web site at www.manh.com. If, in the future, we amend, modify, or waive a provision in the Code, we may, rather than file a Form 8-K, satisfy the disclosure requirement under Item 5.05 of Form 8-K by posting such information on our web site as necessary.

Risk Management

While we believe that risk management is the responsibility of every employee, senior management is ultimately accountable to our Board and shareholders for risk management. Senior management is responsible for the day-to-day management of risks we face, while our Board, as a whole and through its Committees, oversees planning and responding to risks arising from changing business conditions or the initiation of new activities or products. Our Board also is responsible for overseeing compliance with laws and regulations, responding to recommendations from auditors and supervisory authorities, and overseeing management’s conformance with internal policies and controls addressing the operations and risks of significant activities.

Our Board believes that full and open communication between management and our Board is essential for effective risk management and oversight. Our Board receives regular reports from members of senior management on areas of material risk to Manhattan Associates, including operational, financial, legal and regulatory, strategic, competitive, and reputational risks. Additionally, senior management is available to address any questions or concerns raised by our Board on risk management-related and any other matters.

While our Board is ultimately responsible for risk oversight at Manhattan Associates, our three Board Committees assist our Board in fulfilling its oversight responsibilities in certain areas of risk. The Audit Committee assists our Board in fulfilling its oversight responsibilities with respect to risk management in the areas of financial reporting, internal controls, and compliance with legal and regulatory requirements, and discusses policies with respect to risk assessment and risk management. The Nomination Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks associated with Board organization, membership and structure, succession planning for our Directors and executive officers, and corporate governance. The Compensation Committee assists our Board in fulfilling its oversight responsibilities with respect to the management of risks arising from our compensation policies and programs.

In keeping with its responsibilities, the Compensation Committee has evaluated potential risks arising from the Company’s compensation policies and practices for all employees, and concluded that any such risks are not reasonably likely to have a material adverse effect on the Company. Among other possible risks, the Compensation Committee considered risks related to the consolidated revenue and adjusted earnings per share components of its incentive plans. In reaching its conclusion, the Compensation Committee reviewed and considered various factors, including the following:

•	For plan participants, there are both short-term (annual) cash and long-term equity incentives;
•

Short-term incentives and long-term performance-based incentives use revenue and adjusted earnings per share as performance objectives, with a minimum to maximum range criteria (threshold, target, maximum) providing pay-for-performance opportunity with zero payout potential below threshold and maximum payout opportunity above target capped;

•	Long-term equity incentives include both performance-based and service-based awards; and
•	The Compensation Committee reviews and approves performance criteria and related target levels and performance payout amounts for actual results before incentives are paid.

EXECUTIVE OFFICERS

In addition to Eddie Capel, the following individuals serve as our executive officers:

Dennis B. Story, age 52, has served as our Executive Vice President, Chief Financial Officer, and Treasurer since January 12, 2011. Previously, Mr. Story served as our Senior Vice President, Chief Financial Officer, and Treasurer from joining the Company in March 2006 through January 2011. From February 2006 until he joined the Company, Mr. Story served as the Senior Vice President of Finance for Fidelity National Information Services, Inc. Prior to that, Mr. Story was the Senior Vice President of Finance for Certegy Inc., a financial services company, from 2004 until its merger with Fidelity National Information Services, Inc., in February 2006. Prior to his association with Certegy, Mr. Story served as Chief Financial Officer of NewRoads Inc., a provider of outsourced solutions for fulfillment and customer care to companies engaged in one-to-one direct commerce, from September 2003 to September 2004, and Senior Vice President and Corporate Controller of credit reporting company Equifax Inc., from December 2000 until August 2003.

Bruce S. Richards, age 61, has served as our Senior Vice President, Chief Legal Officer, and Secretary since August 2011. Prior to that, Mr. Richards was a partner in the Atlanta-based law firm Taylor English Duma LLP, where he practiced as a member of the firm’s corporate and business law department since 2005. In 2007, while at Taylor English Duma, Mr. Richards also served as interim general counsel for Witness Systems, Inc. Before joining Taylor English Duma, Mr. Richards served in various corporate legal positions, including serving as Corporate Vice President, General Counsel, and Secretary of Certegy Inc., a financial services company, from 2001 through 2002, following Certegy’s spinoff from Equifax Inc., Corporate Vice President and General Counsel of credit reporting company Equifax Inc., from 1996 through 2000, and Vice President and General Counsel of financial services company Telecredit, Inc., from 1989 through 1990, prior to its sale to Equifax.

Robert G. Howell, age 43, has served as our Senior Vice President, Americas Sales since May 2013. Prior to that, Mr. Howell served as our Senior Vice President, North America Sales since January 2013, our Vice President North America Sales since January 2010, and a Senior Director of Sales since January 2009. Before that, Mr. Howell served as Director of Sales since October 2006. Prior to joining the Company, Mr. Howell served in various sales executive roles at Logility, Inc., a provider of collaborative supply chain planning solutions and a wholly owned subsidiary of American Software, Inc., from 2000 until 2006. From 1995 to 2000, he was an Account Executive with Measurex, Inc., a provider of computer process control software and scanning sensors primarily for the pulp and paper industry that was acquired by Honeywell International.

Linda Pinne, age 42, has served as our Senior Vice President, Global Corporate Controller, and Chief Accounting Officer since January 2016, when the Board also appointed her as an executive officer. Previously, Ms. Pinne served as our Vice President, Corporate Controller since January 2007 and our Controller- Americas since July 2005. Prior to joining the Company, Ms. Pinne served as Vice President of Finance for InterCept Payment Solutions, the payment processing division of InterCept, Inc., a publicly traded financial services company, from 2002 to 2005. Prior to that, Ms. Pinne was an audit manager with Arthur Andersen.

Steven P. Smith served as our Senior Vice President, EMEA and APAC, from July 2013 until his resignation in June 2015.

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the compensation program for our Principal Executive Officer, our Principal Financial Officer, and the next three most highly-compensated Executive Officers of the Company during 2015 (the “named executive officers”). During 2015, these individuals were:

▪	Eddie Capel, our President and Chief Executive Officer (our “CEO”);
▪	Dennis B. Story, our Executive Vice President, Chief Financial Officer, and Treasurer (our “CFO”);
▪	Bruce S. Richards, our Senior Vice President, Chief Legal Officer, and Secretary;
▪	Robert G. Howell, our Senior Vice President, Americas Sales; and
▪	Steven P. Smith, our former Senior Vice President, EMEA and APAC.

This Compensation Discussion and Analysis describes the material elements of our executive compensation program during 2015. It also provides an overview of our executive compensation philosophy and objectives. Finally, it analyzes how and why the Compensation Committee of our Board of Directors (the “Compensation Committee”) arrived at the specific compensation decisions for our executive officers, including the Named Executive Officers, for 2015, including the key factors that the Compensation Committee considered in determining their compensation.

Executive Summary

The Company delivered solid results in 2015 as evidenced by the following financial highlights:

•	Total revenues increased 13%
•	Adjusted and GAAP Diluted EPS increased 31% and 30%, respectively
•	Stock price increased 63% (from $40.72 per share on December 31, 2014 to $66.17 per share on December 31, 2015)

The Company’s strong performance resulted in above-target payouts to the named executive officers, and all other employee participants, for 2015 under our annual and long-term incentive compensation plans, including a payout of 132% of target earned for both the cash incentive bonus and 2015 performance-based RSU awards.

Compensation of our Chief Executive Officer

Our CEO participates in the same executive compensation programs as our other executive officers, including the named executive officers. In determining compensation for our CEO, the Compensation Committee considers the same information and factors that are used in determining compensation for the other named executive officers, except that our CEO does not make a recommendation to the Compensation Committee for his own compensation.

For 2015, the Compensation Committee set Mr. Capel’s annual base salary at $575,000, with a target annual cash bonus opportunity equal to 100% of his base salary. Mr. Capel was granted a regular equity award of 24,581 RSUs (50% service-based and 50% performance-based) vesting over a four-year period beginning on the first anniversary of the date of grant, and a special award (the special July 2015 service-based award described in the subsection “Equity Incentives” below) of 53,118 RSUs, as set forth in the 2015 Grants of Plan-Based Awards Table on 22.

Based on the Company’s revenue and adjusted EPS performance in 2015, Mr. Capel earned a cash bonus of $759,000 and 16,224 RSUs (132% of the performance-based portion of his 2015 RSU award), which will vest from January 2016 through January 2019.

Alignment between Company performance and executive compensation is the cornerstone of our executive compensation philosophy and program design. We also believe that our overall governance of executive compensation is sound and reflects many best practices, including:

•	Separate CEO and Chairman of the Board
•	Oversight by an active, engaged, and independent Compensation Committee
•	Engagement of an outside independent compensation consultant

•	Capped incentive opportunities to mitigate concerns regarding excessive risk-taking for all employee participants
•	Equity plans that prohibit stock option re-pricing and cash buyouts without shareholder approval for all employee participants
•	Double-trigger change-in-control arrangements
•	No excise tax gross-up provision
•	Limited executive perquisites
•	Prohibits all employees from engaging in hedging and/or pledging of our securities

In approving compensation arrangements for 2016, the Compensation Committee considered the strong pay-for-performance results and governance practices highlighted above, as well as the fact that 98% of the shares that were voted on the 2015 “say on pay” vote (discussed below) were voted in favor of the Company’s executive compensation program.

Determining Executive Compensation

The Role of the Compensation Committee

The Compensation Committee is responsible for determining the compensation of the executive officers of the Company, including the named executive officers, and for administering the Company’s Stock Incentive Plan. The Compensation Committee currently comprises three non-employee Directors: Messrs. Noonan (Chairman), Cassidy, and Huntz. The Compensation Committee’s overall objective is to establish a compensation policy that will (i) attract, retain, and reward executives who will and do contribute to achieving the Company’s business objectives, (ii) motivate executives to obtain those objectives, and (iii) align the interests of executives with those of the Company’s long-term shareholders.

The Role of Compensation Consultant

The Compensation Committee has the authority to retain compensation consultants and other advisors it believes are necessary and appropriate to fulfill its principal duties. In 2015, the Compensation Committee engaged Compensia, Inc., as its compensation consultant. Compensia reports to and is directed by the Compensation Committee, and provides no other services to the Company. In general, Compensia is directed by the Compensation Committee to provide periodic updates on market trends and developments, provide relevant and credible market data for assessing pay competitiveness, evaluate the alignment of the design of our executive compensation program with our business strategy, performance outcomes, and competitive pay practices, and participate in Compensation Committee meetings where substantive executive compensation decisions are being made.

In 2015, the Compensation Committee considered the six specific independence factors adopted by the SEC and the NASDAQ Stock Market and determined that Compensia is independent and that its work did not raise any conflicts of interest.

The Role of Senior Management

Our CEO generally makes recommendations to the Compensation Committee for compensation adjustments for the named executive officers other than himself. Our CFO and Senior Vice President, Human Resources provide support to our CEO with respect to data, analysis, and advice in formulating specific recommendations. The Chief Legal Officer generally attends Compensation Committee meetings, prepares meeting minutes and resolutions, and is available for legal counsel as required.

Competitive Market Data

The Compensation Committee considers competitive market data when making pay determinations for our executive officers, including the named executive officers. However, this is only one of many factors considered by the Compensation Committee when making pay determinations, and the Compensation Committee does not benchmark or target a precise percentile or pay level relative to this information. Instead, the Compensation Committee uses this information as a general guide to determine if the Company’s executive compensation levels in the aggregate and by component are within a reasonable range compared with other similar companies.

The precise nature of our competitive market analysis varies each year based on the needs of the Company and the Compensation Committee in making pay determinations. Generally, the Company evaluates competitive market practices using data drawn from both a group of peer companies and compensation survey data. For purposes of determining 2015 compensation, the compensation peer group used by the Compensation Committee comprised the following companies:

•	ACI Worldwide, Inc.
•	Aspen Technology, Inc.
•	Blackbaud, Inc.
•	FireEye, Inc.
•	MicroStrategy, Inc.
•	NetScout Systems, Inc.
•	NetSuite, Inc.
•	Pegasystems, Inc.

•	Qlik Technologies Inc.
•	ServiceNow, Inc.
•	SolarWinds, Inc.
•	Splunk, Inc.
•	Synchronoss Technologies, Inc.
•	Tableau Software, Inc.
•	Tyler Technologies, Inc.
•	Ultimate Software Group, Inc.

The Compensation Committee annually reviews pay and performance data from the compensation peer group as well as pay data from various compensation surveys. Both the peer group and survey data included in the comparisons included companies that were comparable with respect to revenue level, market capitalization, industry segment, and competitive employment market to the Company. The specific peer companies, survey sources, and forms of analysis change from year to year based on the best available data and the key priorities of the Compensation Committee. This information was considered by the Compensation Committee along with other relevant information, such as the performance of the Company and of each executive officer. Recommendations were also presented to the Compensation Committee by our CEO for our executive officers (other than himself). No other executive officer has direct input to the Compensation Committee regarding the compensation of the named executive officers.

Shareholder Advisory Vote on Named Executive Officer Compensation

The Company conducts a shareholder advisory vote on the compensation of the named executive officers annually—the “say on pay” vote. In 2015, this proposal received the approval of holders of approximately 98% of the shares of Common Stock that were actually voted, indicating strong support from the Company’s shareholders for the compensation program for the named executive officers. The Board is again soliciting this year the advisory approval of the shareholders of the compensation of the named executive officers as set forth in this Proxy Statement.

The Compensation Committee appreciates the support of the Company’s shareholders for its executive compensation program, and considered that support in structuring a 2016 program largely consistent with the prior year’s program. It is, however, the responsibility of the Board and Compensation Committee to determine executive compensation, and consequently, while the Board and Compensation Committee intend to consider the results of future advisory votes on executive compensation, they reserve the right to make compensation decisions that may not secure strong support from the Company’s shareholders if in the Board’s and Compensation Committee’s judgment such actions are advisable or necessary to achieve the objectives of the executive compensation program.

Principal Elements of Executive Compensation

We compensate our executive officers with a combination of base salary and short-term and long-term incentives designed to focus their efforts on maximizing both the near-term and long-term financial performance of the Company. The executive compensation program includes the following: (i) base salary, (ii) annual cash bonus opportunities, (iii) long-term equity awards, and (iv) other benefits. Each executive officer’s compensation package is designed to provide an appropriately weighted mix of these elements, which the Compensation Committee believes cumulatively provide a level of compensation roughly equivalent to that paid by companies of similar size and complexity and that balances short-term and long-term performance and reward objectives.

Base Salary. Minimum salaries for the named executive officers are established in their employment agreements with the Company. The base salaries of the named executive officers are reviewed annually by the Compensation Committee for adjustment. When establishing base salaries of our executive officers for 2015, the Compensation Committee considered competitive market data (drawn from compensation survey data and the compensation peer group), as well as a variety of other factors, including the global macro-economic conditions, market developments, the Company’s past financial performance and future expected performance, the performance of the executives, changes in the executives’ responsibilities, the CEO’s recommendations (other than for his own base salary) and cost-of-living and other local geographic considerations, where applicable. The actual base salaries paid to the named executive officers in 2015 are disclosed in the Summary Compensation Table.

Annual Cash Bonus Program. The purpose of the Company’s annual cash bonus program is to align the short-term incentive bonuses with the achievement of annual corporate performance. For all of the named executive officers and other employee participants, the bonus program’s performance objectives for 2015 were based on corporate performance with regard to consolidated revenue and adjusted earnings per share (“adjusted EPS”). The Company’s management uses non-GAAP measures to manage the business and evaluate its performance. Management believes adjusted EPS results are useful to investors in evaluating the Company’s operating performance on a comparable basis to other software companies. Our management uses these non-GAAP measures to evaluate our financial results, develop budgets, and manage expenditures. Before any payouts are made under the bonus program based on the achievement of Company performance objectives, the Compensation Committee reviews the results to confirm that the Company results have been achieved and the bonus payouts have been properly calculated in accordance with the program.

For purposes of the 2015 bonus program, for all plan participants:

▪	“consolidated revenue” was calculated excluding hardware and other revenue to minimize risk of low margin revenue lines skewing incentive plan payout percentages;
▪

“Adjusted EPS” was calculated excluding the following items from GAAP EPS: amortization of intangible assets, equity-based compensation expenses, restructuring charges, asset impairment charges and related recoveries, sales tax recoveries, and unusual tax adjustments;

▪	Consistent with prior years, the earnings per share benefit generated from Common Stock repurchases was eliminated from adjusted EPS for determining bonus payouts;
▪

Consistent with prior years, the achievement of revenue and adjusted EPS objectives was determined on a constant currency basis (i.e., actual financial results are translated to U.S. dollars at budgeted U.S. dollar exchange rates).

We included in our February 2, 2016, earnings press release, attached to our Current Report on Form 8-K of the same date, a full reconciliation from 2015 GAAP EPS to 2015 Adjusted EPS (non-GAAP EPS). In addition, when we establish our annual budget, we do not plan for Common Stock repurchases.

Consolidated revenue and adjusted EPS were weighted equally in the calculation of the bonuses for the named executive officers for 2015. Individual performance was not a factor in the determination of those bonuses. Individual performance was intentionally excluded from the incentive bonus formula for the named executive officers in order to focus and reward the team for collectively achieving the Company’s objectives. The Compensation Committee believes that the combination of consolidated revenue and adjusted EPS creates the proper balance for motivating and rewarding profitable growth in the near-term that will translate into strong returns for shareholders over the long-term.

For our executive officers to earn any portion of their annual cash bonus, the Company must attain a minimum percentage of its target levels for consolidated revenue and adjusted EPS. If the minimums are exceeded, but the performance goals are not fully attained, the executive officers receive less than their target bonus opportunity. If the target levels are exceeded, the executive officers receive more than their target bonus opportunity in the final quarter of the year, as incentive payouts for the first three quarters of the year are capped at 100% of target. For 2015, the potential cash bonus for each goal (consolidated revenue and adjusted EPS) was capped at 150% of the participant’s target annual cash bonus opportunity. The target bonus opportunities for the named executive officers are set forth in the Short-Term Bonus Program Design table below.

As part of the annual budgeting process, senior management prepares an annual budget, which considers a variety of factors including but not limited to: global economic trends, supply chain management information-technology investment and growth trends as published by leading industry analysts, the competitive position of our software products, the level of investment in product development to maintain sustainable competitive advantage, and historical financial performance. The Company’s goal is to extend its position as a leading global supply chain commerce solutions provider by increasing its revenues faster than its competitors. In connection with setting the performance goals under the annual bonus program, the Compensation Committee reviewed senior management’s proposed 2015 budget and the critical assumptions underlying it and, based on the collective judgment of the Compensation Committee, established target levels for the two performance criteria consistent with senior management’s proposed budget.

In approving the budgeted revenue and adjusted EPS targets as performance goals, the Compensation Committee considered the degree of difficulty and probability of achieving the target performance requirements. The bonus program is designed to emphasize the creation of shareholder value through growth in consolidated revenue and adjusted EPS. The specific performance goals were selected so that the relative difficulty of achieving the 2015 consolidated revenue and adjusted EPS targets were consistent with prior year approaches in setting the goals.

The following table provides the 2015 annual cash bonus payout levels as a percentage of the performance goals for consolidated revenue and adjusted EPS.

Short-Term Bonus Program Design for 2015

		Participant
		Bonus Payout	Actual Payout
	Amount	% of Target	% Earned
Consolidated Revenue ($ in millions)
Threshold goal	$470.0	0%
Target goal	495.1	100%
Maximum goal	537.1	150%

2015 Bonus Revenue - Earned	$505.7		113%

Adjusted EPS
Threshold goal	$1.22	0%
Target goal	1.31	100%
Maximum goal	1.46	150%

2015 Bonus EPS - Earned	$1.51		150%

Total Combined Actual Payout % Earned (113% + 150% divided by 2 = 132%)			132%

 ______________

Payouts for consolidated revenue and adjusted EPS amounts achieved between threshold goal and target goal and between target goal and maximum goal are calculated based on straight-line interpolation.

The Company’s performance goals for consolidated revenue and adjusted EPS for 2015 were $495.1 million and $1.31 per share, respectively. The Company actually achieved consolidated revenue and adjusted EPS for 2015 of $505.7 million and $1.51 per share, respectively, resulting in annual cash incentives being earned by all Company plan participants at 132% of target.

The following table sets forth each named executive officer’s target annual cash bonus opportunity, payout amounts, and payout percentages actually earned in 2015.

		2015 Short-Term Bonus Program Target vs. Payout
Name	Title	Target		Payout		Payout %
Eddie Capel	President, Chief Executive Officer, and Director	$575,000		$759,000		132%
Dennis B. Story	EVP, Chief Financial Officer, and Treasurer	278,000		366,960		132%
Bruce S. Richards	SVP, Chief Legal Officer, and Secretary	173,000		228,360		132%
Robert G. Howell	SVP, Americas Sales	289,000		381,480		132%
Steven P. Smith	SVP, EMEA and APAC	182,070	(1)	45,518	(1)	25%

______________

(1)

Mr. Smith resigned as Senior Vice President EMEA and APAC in June 2015. Prior to his resignation, Mr. Smith earned the first quarter bonus payment that was capped at 100% of target bonus. Amount reflects an average annual conversion rate for 2015 of 1.53 U.S. Dollars per 1.00 British Pounds Sterling.

The Compensation Committee retains the right to exercise discretion to either increase or decrease a participant’s annual cash bonus under the bonus program. The Compensation Committee did not exercise its discretion with regard to the cash bonuses paid to for executive officers in 2015.

Equity Awards. We use equity awards to provide incentives to improve the Company’s financial performance and to assist in the recruitment, retention, and motivation of professional, managerial, and other personnel. These long-term incentives are designed to align the interests of our executive officers and other employee plan participants with those of our shareholders to enhance the value of the Company, the price of the Common Stock, and hence, the shareholders’ return. In addition, the vesting of stock incentives over a period of time is designed to create an incentive for the individual to remain with the Company. We grant RSUs to our executive officers and other employee plan participants on an ongoing basis to provide continuing incentives to them to meet future performance goals and to remain with the Company.

Equity-based compensation is an important and significant component of executive compensation at the Company. In setting the form and level of the equity awards for the named executive officers, the Compensation Committee considers a variety of factors including:

•	Market-competitive levels of total compensation
•	Market-competitive levels and forms of equity-based compensation
•	Alignment with company performance and shareholder value
•	The retention strength provided by outstanding and non-vested equity awards held by the executives
•	Global macro-economic conditions
•	The Company’s recent performance and trends
•	The executive’s recent performance and potential future contribution
•	The resulting annual grant rate from aggregate awards
•	The resulting availability of shares under our shareholder approved equity plans
•	The resulting cost to the Company and alignment of the cost to participant value

There is no precise formula or weighting applied to these factors as changing business conditions, competitive market practices, and regulations necessitate differing priorities to maximize effectiveness while minimizing cost and dilution.

During 2015, an aggregate of 169,203 RSUs (an annual grant of 62,906 RSUs and a special grant of 106,297 RSUs) were granted to the named executive officers. In approving the individual award levels for the named executive officers, the Compensation Committee also reviewed aggregate grant levels for all recipients in order to ensure that the annual grant rate was within competitive norms and sustainable over time.

The annual awards granted in 2015 are 50% service-based (31,451 shares) and 50% performance-based (31,455 shares) and generally vest in four equal annual increments starting on or about the first anniversary of the grant date for both service-based and performance-based grants, with the performance portion tied to the same annual revenue and adjusted earnings per share performance goals and ranges for fiscal year 2015 as established for the annual cash incentive plan discussed above.

In July 2015, as an enhancement to the long-term incentive compensation plan for our executive officers to better align their awards with the competitive market, the Compensation Committee approved a special grant of service-based RSUs to certain executive officers, including certain of the named executive officers. Those RSUs vest as follows, so long as the recipient remains employed with the Company on the applicable vesting date: 10% in January 2016, 15% in January 2017, 20% in January 2018, 25% in January 2019, and 30% in January 2020. Except where the recipient leaves the Company for “good reason” or is terminated other than for cause, the shares of Common Stock underlying vested RSUs will not be issued and delivered to the recipient until the final vesting date in January 2020, to further encourage the recipient to remain with the Company long term. Mr. Capel’s special RSU grant is discussed above under “Compensation of the Chief Executive Officer.”

Performance-Based RSUs. The performance-based RSUs are intended primarily to provide our executive officers with incentives to improve our performance, as the executives benefit from these awards only if we meet the financial goals specified in the awards in the year granted. The 2015 performance-based RSU awards were to be earned, in whole or in part, based on our attainment of the same annual revenue and adjusted earnings per share performance goals and ranges as established for the 2015 annual short-term cash bonus program. For our executive officers to earn any portion of their performance-based RSUs, the Company was to attain a minimum percentage of its performance goals for consolidated revenue and adjusted EPS. If the minimums are exceeded, but the performance goals are not fully attained, the executive officers would earn less than the full amount of the award granted. If the performance goals are exceeded, executive officers earn more than the full award granted. The executive can earn up to a maximum of 150% of the award if the Company exceeds the performance goals specified in the awards for the fiscal year of the award. Based on our financial performance in 2015, 132% of the performance-based award RSUs were earned. The shares earned are to vest in four equal annual increments starting on or about the first anniversary of the award grant date.

Perquisites and Other Personal Benefits. Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not provide perquisites or other personal benefits to our executive officers, including the Named Executive Officers, except in situations where we believe it is appropriate to assist an individual in the performance of their duties, to make our executive officers more efficient and effective, and for recruitment and retention purposes. During 2015, none of the Named Executive Officers received perquisites or other personal benefits that were, in the aggregate, $15,000 or more.

If executive officers qualify to attend our annual sales-oriented Presidents’ Club event and incurs an income tax liability associated with their attendance and the attendance of their spouses, we provide a tax “gross-up” payment to offset that liability. During 2015, we provided such payments to our CEO and Messrs. Richards and Howell.

The Company offers standard Company health and welfare benefits to the named executive officers as a safety net against the financial catastrophes that can result from illness, disability, or death. The benefits offered to the named executive officers are substantially the same as those offered to all of the Company’s regular employees, except that certain of the named executive officers have been offered an arrangement under which the Company would pay the premiums on term life insurance for the executives during their continued employment with the Company. During 2015, the Company paid term life insurance premiums, including tax “gross-up,” for Messrs. Story, Richards, and Howell.

The Company’s tax-qualified deferred-compensation Section 401(k) Savings Plan (the “401(k) Plan”) covers all of the Company’s eligible full-time employees. Under the 401(k) Plan, participants may elect to contribute, through salary deductions, up to 60% of their annual compensation, subject to a maximum of $18,000, or $24,000 for employees who are at least 50 years old. The Company provides additional matching contributions in the amount of 50% up to the first 6% of salary contributed under the 401(k) Plan. The 401(k) Plan is designed to qualify under Section 401 of the Internal Revenue Code so that the contributions by employees or by the Company to the 401(k) Plan, and income earned on plan contributions, are not taxable to employees until withdrawn from the 401(k) Plan, and so that contributions by the Company will be deductible by the Company when made.

The Company also has a deferred compensation plan for its UK employees, including Mr. Smith, under which the Company provides contributions in the amount of 5% of base salary, provided the employee contributes a minimum of 3% of salary to the plan.

Employment Agreements

The Company entered into substantially identical employment agreements with each of the named executive officers in 2013. These agreements replaced the employment agreements and separation and non-compete agreements previously in effect with certain of the named executive officers.

The agreements provide that the named executive officers will be (i) paid an annual base salary, (ii) eligible for an annual performance-related bonus, (iii) eligible for equity awards that reflect the executive’s position, duties, and responsibilities with the Company, (iv) eligible to participate in all other benefit plans, programs, and arrangements generally available to executives of the Company, (v) provided an indemnification agreement, under which the Company will indemnify the executive to the full extent permitted by law with respect to any claim arising out of the executive’s service as an officer, director, or employee of the Company, and (vi) covered by a director and officers liability insurance policy. As set forth in the agreements, the minimum annual base salaries of Messrs. Capel, Story, Richards, and Howell are $475,000, $360,000, $283,000, and $265,000, respectively. Each named executive officer’s annual base salary is subject to increases at the discretion of the Board or Compensation Committee.

The agreements further provide that a named executive officer’s employment may be terminated at any time by the Company or by the executive. If the Company terminates the named executive officer’s employment for reasons other than death, disability, or “cause” (as defined in the agreement) or if the executive terminates their employment for “constructive termination” (as defined in the agreement), they will be entitled to severance payments consisting of:

▪	continuation of their base salary for 12 months; and
▪	12 months of COBRA coverage or its equivalent for family medical and dental benefits.

In addition, if a named executive officer’s termination of employment under the circumstances described above occurs on or within 24 months following a change in control of the Company (a “change of control” as defined in the agreements), they will be entitled to:

▪	a pro rata bonus for the year of termination, calculated at the target performance level; and
▪	an additional bonus amount equal to the greater of their target bonus for the year of termination or for the prior year.

Further, if a change in control occurs, any unvested equity awards outstanding at the time of the change in control will remain in effect in accordance with their terms (or the Company may provide the named executive officer with substantially equivalent substitute equity awards of the survivor or purchasing entity or its parent). If on or within 24 months following a change in control of the Company, the Company (or its successor) terminates the employment of the named executive officer without cause or executive suffers a “constructive termination” (as defined in the agreement), then any outstanding unvested equity awards (or the substituted equity awards) will fully vest. Unvested equity awards for which the performance period has not been completed are deemed to have been achieved at the target performance level.

In general, severance payments to a named executive officer are limited such that they will not receive any “parachute payment” as described in Sections 280G and 4999 of the Internal Revenue Code. The named executive officer is required to provide the Company with a general release of all claims in order to receive any severance payments or benefits.

The agreements contain provisions requiring the named executive officer to protect the proprietary and confidential information of the Company. n addition, for a period of 12 months after termination of employment for any reason (or, if later, the last date any severance payments are due), the named executive officer agrees not to solicit the Company’s customers or solicit or hire away the Company’s employees and is prohibited from performing duties of the type performed for the Company for a competing business owned by any of a designated group of companies. The named executive officer also agrees to assign to the Company all patents, inventions, copyrights, and other intellectual property developed by them in the course of their employment.

Post-Employment Compensation for Mr. Smith. In connection with Mr. Smith’s resignation from his position as our Senior Vice President, EMEA and APAC, in June 2015, we entered into an agreement with Mr. Smith under which we agreed to make 12 monthly payments of £36,440, less income tax deductions and National Insurance contributions. In consideration for those payments and benefits, Mr. Smith executed a full release of claims in favor of the Company.

For an estimate of the potential payments and benefits payable under these arrangements as of the end of 2015, see “Potential Payments upon Termination or Change in Control” later in this Proxy Statement.

Policy with Respect to Qualifying Compensation for Deductibility

Section 162(m) of the Internal Revenue Code imposes a limit on federal income tax deductibility for annual compensation in excess of one million dollars paid by a corporation to its Chief Executive Officer and its other three most highly compensated executive officers (other than the Chief Financial Officer). Compensation in excess of one million dollars may only be deducted if it is “qualified performance-based compensation” within the meaning of Section 162(m) or qualifies for one of the other exemptions from the deductibility limit. The Compensation Committee considers tax deductibility when making its decisions regarding executive compensation but reserves the right to award nondeductible compensation when appropriate to accomplish other compensation objectives. The Compensation Committee will continue to assess the impact of Section 162(m) on its compensation practices and determine what further action, if any, is appropriate. From time to time, the Compensation Committee may, in its judgment, approve compensation for the named executive officers that does not comply with an exemption from the deductibility limit when it believes that such compensation is in the best interests of the Company and our shareholders.

In this Proxy Statement, the Board is recommending that our shareholders re-approve the specified performance criteria set forth in the Company’s 2007 Stock Incentive Plan, as amended, and approve the Company’s 2016 Annual Cash Bonus Plan. Adoption of the proposals will help preserve federal income tax deductibility for awards under those plans.

Limitation of Liability and Indemnification of Officers and Directors

The Company’s Articles of Incorporation provide that the liability of the Directors to the shareholders for monetary damages will be limited to the fullest extent permissible under Georgia law. This limitation of liability does not affect the availability of injunctive relief or other equitable remedies.

The Company’s Bylaws provide that the Company will indemnify each of its officers, Directors, employees, and agents to the extent that they are or were a party, or are threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative because they are or were a Director, officer, employee, or agent of the Company, against reasonable expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement in connection with such action, suit, or proceeding; provided, however, that no indemnification will be made for:

•	any appropriation, in violation of their duties, of any business opportunity of the Company;
•	acts or omissions that involve intentional misconduct or a knowing violation of law;
•	any liability under Section 14-2-832 of the Georgia Business Corporation Code, which relates to unlawful payments of dividends and unlawful stock repurchases and redemptions; or
•	any transaction from which they derived an improper personal benefit.

The Company has entered into indemnification agreements with its Officers and Directors providing indemnification similar to that provided in the Bylaws.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s Directors and executive officers and persons who own beneficially more than 10% of the Common Stock to file reports of initial statements of ownership and statements of changes in ownership of such stock with the Securities and Exchange Commission. Directors, executive officers and persons owning beneficially more than 10% of the Common Stock are required by the Commission to furnish the Company with copies of all Section 16(a) forms they file with the Commission. To the Company’s knowledge, based solely on the information furnished to the Company, all Directors, executive officers and 10% shareholders complied with all applicable Section 16(a) filing requirements during the year ended December 31, 2015, except inadvertent late Form 4 filings (1) by each of Messrs. Howell, Smith and Story on January 29, 2015, of one transaction exempt from liability under Section 16(b) of the Securities Exchange Act relating to tax withholding obligations in connection with the vesting of certain stock or stock unit awards, and (2) by each of Messrs. Capel, Howell, Richards, Smith and Story on March 3, 2015, of two exempt transactions relating to a stock unit grant and tax withholding obligations in connection with the vesting of stock or stock unit awards.

2015 SUMMARY COMPENSATION TABLE

The following table sets forth, for the three years ended December 31, 2015, the total compensation paid to or earned by the named executive officers.

Name and Principal Position	Year	Salary	Stock Awards(1)	Cash Bonus Program Compensation(2)	All Other Compensation(3)		Total

Eddie Capel	2015	$575,000	$4,567,221	$759,000	$14,848		$5,916,069
President, Chief Executive	2014	500,000	1,103,210	720,000	16,502		2,339,712
Officer and Director	2013	475,000	3,039,094	508,250	11,193		4,033,537

Dennis B. Story	2015	$382,000	$1,868,424	$366,960	$21,685	(4)	$2,639,069
Executive Vice President, Chief	2014	372,000	551,622	388,800	8,750		1,321,172
Financial Officer and Treasurer	2013	360,000	772,229	267,500	14,381		1,414,110

Bruce S. Richards	2015	$300,000	$730,130	$228,360	$25,278	(5)	$1,283,768
Senior Vice President, Chief	2014	292,000	330,973	241,920	11,874		876,767
Legal Officer and Secretary	2013	283,000	298,927	171,200	12,079		765,206

Robert G. Howell	2015	$289,000	$2,191,015	$381,480	$23,868	(6)	$2,885,363
Senior Vice President,	2014	280,000	367,737	403,200	25,398		1,076,335
Americas Sales	2013	256,667	461,861	275,613	90,757	(7)	1,084,898

Steven P. Smith (8)	2015	$151,752	$406,278	$45,518	$7,977		$611,525
Senior Vice President,	2014	362,258	420,280	273,240	18,998		1,074,776
EMEA and APAC	2013	313,827	553,003	133,949	22,670		1,023,449

______________

(1)

These columns represent the aggregate grant date fair value for stock awards in accordance with Financial Accounting Standard Board’s Accounting Standards Codification Topic 718 (“ASC Topic 718”). These award fair values have been determined based on the assumptions set forth in the Company’s 2015 Annual Report on Form 10-K (Note 2, Equity-Based Compensation). Assuming the highest level of performance is achieved under the applicable performance conditions, the maximum possible value of the performance-based RSUs granted to the named executive officers in 2015, using the grant date fair value is: (i) in the case of Mr. Capel, $837,962; (ii) in the case of Mr. Story, $411,368; (iii) in the case of Mr. Richards, $247,612; (iv) in the case of Mr. Howell, $342,784; (v) and in the case of Mr. Smith, $304,742.

(2)	Represent amounts earned in the applicable year, regardless of whether such amounts were paid prior to the end of such year.
(3)

In accordance with the rules of the Securities and Exchange Commission, other compensation received in the form of perquisites and other personal benefits have been omitted where the aggregate amount of such perquisites and other personal benefits for any named executive officer was less than $10,000 in the fiscal year. The amounts in this column represent the Section 401(k) matching or similar Company contribution, tax withholding paid by the Company on behalf of named executive officers, Company-paid term life insurance premiums, including related tax gross ups, for the benefit of Messrs. Story, Richards and Howell, and relocation expense paid by the Company on behalf of Mr. Howell.

(4)

This amount represents: (i) the Company’s contributions to Mr. Story’s account under its Section 401(k) plan in the amount of $7,950; and (ii) Company-paid term life insurance premiums, including tax gross up, in the amount of $13,735.

(5)

This amount represents: (i) the Company’s contributions to Mr. Richards’s account under its Section 401(k) plan in the amount of $7,775; (ii) tax withholding paid by the Company in the amount of $3,747; and (iii) Company-paid term life insurance premiums, including tax gross up, in the amount of $13,756.

(6)

This amount represents: (i) the Company’s contributions to Mr. Howell’s account under its Section 401(k) plan in the amount of $6,846; (ii) tax withholding paid by the Company in the amount of $3,747; and (iii) Company-paid term life insurance premiums, including tax gross up, in the amount of $13,275.

(7)

This amount represents: (i) the Company’s contributions to Mr. Howell’s account under its 401(k) plan in the amount of $3,869; (ii) tax withholding paid by the Company in the amount of $2,711; and (iii) Company-paid relocation expense in the amount of $84,177.

(8)

Mr. Smith resigned as Senior Vice President, EMEA and APAC in June 2015. Mr. Smith’s base salary, non-equity bonus program compensation, and other compensation amounts reflect an average annual conversion rate of $1.53, $1.65 and $1.56 per 1.00 British Pounds Sterling for 2015, 2014 and 2013, respectively.

2015 Grants of Plan-Based Awards Table

The following table provides information about our 2015 annual cash bonus opportunities and the equity awards granted to our named executive officers during the year ended December 31, 2015.

Plan-Based Compensation
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)				Estimated Future Payouts Under Equity Incentive Plan Awards(2)		All Other Stock Awards: Number of Stock	Grant Date Fair Value of Stock
Name	Award Type	Grant Date	Target ($)		Maximum ($)		Target (#)	Maximum (#)	Units(3) (#)	Awards(4) ($)
Eddie Capel	Cash Bonus	1/29/2015	575,000		862,500		-	-	-	-
	Service-based RSUs	1/29/2015	-		-		-	-	12,290	558,581
	Performance-based RSUs	1/29/2015	-		-		12,291	18,437	-	558,626
	Special grant RSUs	7/27/2015	-		-		-	-	53,118	3,450,014

Dennis B. Story	Cash Bonus	1/29/2015	278,000		417,000		-	-	-	-
	Service-based RSUs	1/29/2015	-		-		-	-	6,033	274,200
	Performance-based RSUs	1/29/2015	-		-		6,034	9,051	-	274,245
	Special grant RSUs	7/27/2015	-		-		-	-	20,323	1,319,979

Bruce S. Richards	Cash Bonus	1/29/2015	173,000		259,500		-	-	-	-
	Service-based RSUs	1/29/2015	-		-		-	-	3,631	165,029
	Performance-based RSUs	1/29/2015	-		-		3,632	5,448	-	165,074
	Special grant RSUs	7/27/2015	-		-		-	-	6,159	400,027

Robert G. Howell	Cash Bonus	1/29/2015	289,000		433,500		-	-	-	-
	Service-based RSUs	1/29/2015	-		-		-	-	5,028	228,523
	Performance-based RSUs	1/29/2015	-		-		5,028	7,542	-	228,523
	Special grant RSUs	7/27/2015	-		-		-	-	26,697	1,733,970

Steven P. Smith (5)	Cash Bonus	1/29/2015	182,070	(6)	273,105	(6)	-	-	-	-
	Service-based RSUs	1/29/2015	-		-		-	-	4,469	203,116
	Performance-based RSUs	1/29/2015	-		-		4,470	6,705	-	203,162

_________________

(1)

These columns represent the target and maximum annual cash bonus opportunities under the Company’s annual cash bonus program for 2015. The actual cash bonuses paid to the named executive officers for 2015 are set forth in the Summary Compensation Table under the “Non-Equity Bonus Program Compensation” column.

(2)

These columns represent the performance-based RSUs granted to the named executive officers during 2015 pursuant to the Company’s 2007 Stock Incentive Plan, shown both at the target and maximum performance levels. . A named executive officer can earn 100% of the target award if the Company achieves 100% of the Company’s two performance goals specified in the awards for the fiscal year of the award. The named executive officer can earn up to a maximum of 150% of the target award if the Company exceeds the performance goals specified in the awards up to a maximum specified performance level. The named executive officer may earn a portion of the target award, but less than 100%, if the Company falls short of one or both performance goals but still achieves at least a minimum threshold performance level. For each of the Company’s two performance goals, straight-line interpolation is used to determine the portion of the award earned by the named executive officer if the Company’s performance exceeds the minimum threshold but is less than the 100% of the goals, or exceeds the 100% target but does not reach the maximum performance level.

Based on our financial performance in 2015, 132% of the 2015 performance-based award was earned. The earned portion generally vests in four equal annual installments commencing in the year following the date of grant.

(3)

This column represents service-based RSUs granted to the named executive officers during 2015 pursuant to the Company’s 2007 Stock Incentive Plan, including regular annual grants and the special July 2015 grant described in the subsection “Equity Incentives” above. The regular service-based RSUs vest in four equal annual installments commencing on the first anniversary of the date of the grant, while the special grant vest in five installments: 10% in January 2016, 15% in January 2017, 20% in January 2018, 25% in January 2019 and 30% in January 2020.

(4)

This column represents the aggregate grant date fair value for performance-based and service-based (both regular and special) RSU awards in accordance with ASC Topic 718. These award fair values have been determined based on the closing market price of the Company’s Common Stock on the date of grant.

(5)	Mr. Smith resigned as Senior Vice President, EMEA and APAC in June 2015.
(6)	Amount reflects an average annual conversion rate for 2015 of 1.53 U.S. Dollars per 1.00 British Pounds Sterling.

2015 Outstanding Equity Awards at Fiscal Year-End Table

The following table summarizes the equity awards we have made to our named executive officers that are outstanding as of December 31, 2015. The market value of unvested stock awards was determined based on the closing price for the Company’s Common Stock of $66.17 per share on December 31, 2015.

Outstanding Equity Awards at Fiscal Year End
		Stock Awards (1)
Name	Grant Date	Number of Shares or Stock Units That Have Not Vested (#)	Market Value of Shares or Stock Units That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#) (2)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Units That Have Not Vested ($) (2)

Eddie Capel	1/26/2012	18,556	$1,227,851	-	$-
	1/23/2013	33,996	2,249,515	-	-
	1/23/2013	93,840	6,209,393	-	-
	1/30/2014	29,875	1,976,829	-	-
	1/29/2015	12,290	813,229	16,224	1,073,542
	7/27/2015	53,118	3,514,818	-	-

Dennis B. Story	1/26/2012	10,438	690,682	-	-
	1/23/2013	15,376	1,017,430	-	-
	1/23/2013	14,076	931,409	-	-
	1/30/2014	14,939	988,514	-	-
	1/29/2015	6,033	399,204	7,965	527,044
	7/27/2015	20,323	1,344,773	-	-

Bruce S. Richards	1/23/2013	9,713	642,709	-	-
	1/30/2014	8,964	593,148	-	-
	1/29/2015	3,631	240,263	4,794	317,219
	7/27/2015	6,159	407,541	-	-

Robert G. Howell	1/26/2012	1,158	76,625	-	-
	1/23/2013	10,557	698,557	-	-
	1/23/2013	2,749	181,901	-	-
	6/11/2013	4,204	278,179	-	-
	1/30/2014	9,959	658,987	-	-
	1/29/2015	5,028	332,703	6,637	439,170
	7/27/2015	26,697	1,766,540	-	-

 _________________

(1)	Restricted stock and restricted stock unit vests in accordance with the schedules set forth below.
(2)

These amounts represent the actual number of performance-based RSUs, and corresponding value, that ultimately were determined to have been earned with respect to the equity plan year 2015, but technically were not yet earned as of December 31, 2015. That amount is equivalent to 132% of the target amount for 2015. The maximum number of units that could have been earned with respect to the 2015 performance-based RSUs was equal to 150% of target.

Stock Awards Vesting Schedule
Name	Grant Date	Vesting

Eddie Capel	1/26/2012	25% per year for 4 years
	1/23/2013	25% per year for 4 years
	1/23/2013	25% per year for 4 years beginning on the 2nd anniversary of the grant date
	1/30/2014	25% per year for 4 years
	1/29/2015	25% per year for 4 years
	7/27/2015	10% in Jan. 2016; 15% in Jan. 2017; 20% in Jan. 2018; 25% in Jan. 2019; 30% in Jan. 2020

Dennis B. Story	1/26/2012	25% per year for 4 years
	1/23/2013	25% per year for 4 years
	1/23/2013	25% per year for 4 years beginning on the 2nd anniversary of the grant date
	1/30/2014	25% per year for 4 years
	1/29/2015	25% per year for 4 years
	7/27/2015	10% in Jan. 2016; 15% in Jan. 2017; 20% in Jan. 2018; 25% in Jan. 2019; 30% in Jan. 2020

Bruce S. Richards	1/23/2013	25% per year for 4 years
	1/30/2014	25% per year for 4 years
	1/29/2015	25% per year for 4 years
	7/27/2015	10% in Jan. 2016; 15% in Jan. 2017; 20% in Jan. 2018; 25% in Jan. 2019; 30% in Jan. 2020

Robert G. Howell	1/26/2012	25% per year for 4 years
	1/23/2013	25% per year for 4 years
	1/23/2013	25% per year for 4 years beginning on the 2nd anniversary of the grant date
	6/11/2013	25% vested in January 2014; 25% per year vest in January for the next 3 years
	1/30/2014	25% per year for 4 years
	1/29/2015	25% per year for 4 years
	7/27/2015	10% in Jan. 2016; 15% in Jan. 2017; 20% in Jan. 2018; 25% in Jan. 2019; 30% in Jan. 2020

2015 Option Exercises and Stock Vested Table

The following table provides information about the value realized by the named executive officers from their stock awards that vested during the year ended December 31, 2015. None of the named executive officers exercised any stock options during the year ended December 31, 2015.

Stock Vested
	Stock Awards
	Number of	Value
	Shares Acquired	Realized on
Name	on Vesting	Vesting
Eddie Capel	102,001	$4,668,088
Dennis B. Story	42,104	1,934,348
Bruce S. Richards	22,012	1,169,158
Robert G. Howell	13,000	597,861
Steve Smith (1)	33,527	1,540,754

 _________________

(1)	Mr. Smith resigned as Senior Vice President, EMEA and APAC in June 2015.

Potential Payments upon Termination of Employment or Change in Control

The following table reflects the estimated amounts that would have been payable to our named executive officers under their existing employment agreements assuming that such the executive officers’ termination of employment and/or a change in control was effective as of December 31, 2015.

	Cash Severance	Value of Accelerated Stock Vesting	Health Benefits
Eddie Capel
Termination without cause or constructive termination(1)	$575,000	$-	$32,246
Change in control with termination without cause or constructive termination(2)	1,293,750	16,804,930	32,246

Dennis B. Story
Termination without cause or constructive termination(1)	382,000	-	32,246
Change in control with termination without cause or constructive termination(2)	729,500	5,771,281	32,246

Bruce S. Richards
Termination without cause or constructive termination(1)	300,000	-	32,246
Change in control with termination without cause or constructive termination(2)	516,250	2,123,991	32,246

Robert G. Howell
Termination without cause or constructive termination(1)	289,000	-	32,246
Change in control with termination without cause or constructive termination(2)	650,250	4,326,195	32,246

_________________

(1)

The employment agreement for each of the named executive officers provides for the payment of 12 months of then-current base salary and 12 monthly payments of COBRA or its equivalent for the executive’s and his family’s medical and dental benefits, grossed up for income tax, if the executive’s employment is terminated by the Company other than for cause, or constructively terminated.

(2)

The employment agreement for each of the named executive officers provides for (i) the payment of 12 months of then-current base salary, (ii) the payment of a pro rata bonus for the year of termination through the date of termination, calculated at the target performance level (to the extent not yet paid), (iii) the payment of a bonus amount equal to the greater of target bonus for the year of termination or the prior year, (iv) 12 monthly payments of COBRA or its equivalent for the executive’s and his family’s medical and dental benefits, grossed up for income tax, and (v) the vesting of all unvested restricted stock and restricted stock units upon a change in control of the Company and subsequent termination of employment by the Company other than for cause, or constructive termination, within two years of that change in control. Unvested restricted stock or restricted stock unit awards for which the performance period has not been completed as of the date of a change in control are deemed to have been achieved at the target performance level.

On June 8, 2015, Mr. Smith resigned as Senior Vice President, EMEA and APAC. In connection with his resignation, Mr. Smith entered into a Settlement Agreement with the Company’s subsidiary, Manhattan Associates Limited. Among other things, the Settlement Agreement provides that Mr. Smith will receive 12 monthly severance payments of £36,440, less income tax deductions and National Insurance contributions. Mr. Smith will remain subject to certain restrictive covenants and obligations under his employment agreement with the Company dated July 16, 2013, including non-solicitation and non-competition covenants for 12 months following his resignation, and standard confidentiality obligations.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The following non-employee Directors were the members of the Compensation Committee of the Board of Directors during 2015: Thomas E. Noonan (Chairman), Brian J. Cassidy, and John J. Huntz, Jr. To the Company’s knowledge, there were no interlocking relationships involving members of the Compensation Committee or other Directors requiring disclosure in this Proxy Statement.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis section of the Company’s 2016 Proxy Statement. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement for 2016 (and in the Company’s Annual Report on Form 10-K through incorporation by reference to the Proxy Statement).

Compensation Committee

Thomas E. Noonan, Chairman
Brian J. Cassidy
John J. Huntz, Jr.

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

POLICY ON related PARTY TRANSACTIONS

The Company’s Global Ethics and Compliance Code, which is available in the Investor Relations section of our web site at www.manh.com, and which includes our conflicts of interest policy, provides generally that the Company’s Directors, officers, and employees must avoid any personal, financial, or family interest that could keep that person from acting in our best interest. In general, the Chief Legal Officer, who serves as the Company’s Chief Compliance Officer, must approve of exceptions to the policy as written. In addition, the Company has an unwritten policy requiring approval by the Audit Committee or the independent members of the Board of exceptions for conflicts involving Directors or executive officers.

Since the beginning of fiscal year 2012, the Company has not been a participant in any related-party transaction requiring disclosure pursuant to Item 404 of the Securities and Exchange Commission’s Regulation S-K, and no such transaction is currently proposed.

AUDIT COMMITTEE REPORT

The Audit Committee is directly responsible for the appointment, compensation, and oversight of the Company’s independent registered public accounting firm. In this regard, the Audit Committee pre-approves all audit services and non-audit services to be provided to the Company by its independent registered public accounting firm. The Audit Committee may delegate to one or more of its members the authority to grant the approvals. The decision of any member to whom authority is delegated to approve services to be performed by the Company’s independent registered public accounting firm is presented to the full Audit Committee at its next scheduled meeting. The Audit Committee may not approve any service that individually or in the aggregate may impair, in the Audit Committee’s opinion, the independence of the independent registered public accounting firm.

The Audit Committee of the Board currently consists of Messrs. Huntz (Chairman), Lautenbach, and Noonan, all of whom meet the independence requirements of The Nasdaq Stock Market. The Audit Committee operates pursuant to a written charter adopted by the Board, the complete text of which is available in its current form in the Investor Relations section of our web site at www.manh.com.

In overseeing the preparation of the Company’s financial statements, the Audit Committee met with both management and the Company’s independent registered public accounting firm to review and discuss the financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee discussed the statements with both management and the independent registered public accounting firm. The Audit Committee’s review included discussion with the independent registered public accounting firm of matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (the “PCAOB”). The Company’s independent registered public accounting firm, Ernst & Young LLP, has provided to the Audit Committee the written disclosures and letter to the Audit Committee required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit

Committee has discussed with Ernst & Young LLP that firm’s independence. The Audit Committee has concluded that Ernst & Young LLP’s provision of audit and non-audit services to the Company is compatible with Ernst & Young LLP’s independence.

The Audit Committee has reviewed and discussed with management its assessment and report on the effectiveness of the Company’s internal control over financial reporting as of December 31, 2015, which it made using the criteria set forth by the Committee Sponsoring Organizations of the Treadway Commission in Internal Control – Integrated Framework. The Audit Committee has also reviewed and discussed with Ernst & Young LLP its review and report on the Company’s internal control over financial reporting. The Company published these reports in its Annual Report on Form 10-K for the year ended December 31, 2015.

Based on these reviews and discussions, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.

Audit Committee

John J. Huntz, Jr., Chairman
Dan J. Lautenbach
Thomas E. Noonan

The foregoing report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.

PROPOSAL 2

RESOLUTION TO APPROVE NAMED EXECUTIVE OFFICER COMPENSATION

Section 14A of the Exchange Act requires all public companies to hold a separate non-binding, advisory shareholder vote to approve the compensation of a company’s named executive officers as described in the Compensation Discussion and Analysis, the executive compensation tables, and any related information in each such company’s proxy statement (commonly known as a “Say on Pay” proposal).

As discussed in the “Compensation Discussion and Analysis” section of this Proxy Statement beginning on page 13, the Board believes that our current executive compensation programs directly link executive compensation to our financial performance and align the interests of our executive officers with those of our shareholders. Our Board also believes that our executive compensation programs provide our executive officers with a balanced compensation package that includes a reasonable base salary along with annual and long-term incentive compensation programs that are based on the Company’s financial performance. These incentive programs are designed to reward our executive officers on both an annual and long-term basis if they attain specified target goals - the attainment of which does not require the taking of an unreasonable amount of risk. For 2015, the following reflects the target pay mix for our CEO and the aggregate target pay mix for our other three named executive officers who were employed at year end (“NEOs”):

(1)

The above charts include base salary, target short-term incentive opportunities, and the grant date value of annual equity awards. The charts exclude the value of the special grant of service-based RSUs made in July 2015 as an enhancement to the long-term incentive compensation plan for our named executive officers to better align their awards with the competitive market and drive long-term retention. The value of those special RSUs is included in the Summary Compensation Table, and the details of those special RSUs are included in the Grants of Plan Based Awards table.

For 2015, the short-term incentive opportunity was tied to the attainment of the Company’s revenue and adjusted EPS results for the year. The Board believes these measures are the critical indicators of the Company’s short-term execution and positioning for long-term success. For 2015, the long-term incentive opportunity was provided in the form of performance-based and service-based RSUs. The Board believes that this equity grant mix achieves the Company’s long-term performance and retention objectives while minimizing annual share usage and aggregate equity plan dilution.

Based on the Company’s strong financial results in 2015, short-term incentive awards and performance-based RSUs were earned at 132% of the target award opportunity, and executive stock ownership value increased commensurate with the increase in total shareholder value. This strong alignment between Company results, shareholder returns, and executive compensation is the cornerstone of our executive compensation philosophy and program design.

The Compensation Committee periodically reviews the Company’s overall approach to executive compensation to ensure that the Company’s current executive compensation levels, policies, and practices continue to be in line with industry practices and reflective of best practices. The following are a few highlights regarding our overall governance of executive compensation and the design of our current programs, policies, and practices:

•	Oversight by an active, engaged, and independent Compensation Committee
•	Capped incentive opportunities to mitigate concerns regarding excessive risk-taking
•	Equity plans that prohibit stock option re-pricing and cash buyouts without shareholder approval
•	“Double-trigger” change-in-control arrangements
•	Limited executive perquisites

The “Compensation Discussion and Analysis” discussion beginning on page 13 includes additional details about our executive compensation program. In light of the above, the Company believes that its compensation of the NEOs for 2015 was appropriate and reasonable, and that its compensation policies and practices are sound and in the best interests of the Company and its shareholders. The Say on Pay proposal is set forth in the following resolution:

RESOLVED, that the shareholders of Manhattan Associates, Inc., approve, on an advisory basis, the compensation of its named executive officers, as disclosed in the Company’s Proxy Statement for the 2016 Annual Meeting of Shareholders, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables, and any related information found in the proxy statement of Manhattan Associates, Inc.

Because your vote on this proposal is advisory, it will not be binding on the Board or the Company. However, the Compensation Committee and the Board will take into account the outcome of the vote when considering future executive compensation arrangements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF EXECUTIVE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT, PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION.

PROPOSAL 3

RATIFICATION of appointment of INDEPENDENT

registered public accounting firm

In January 2016, the Audit Committee of our Board appointed Ernst & Young LLP to serve as its independent registered public accounting firm for the fiscal year ending December 31, 2016. If shareholders do not ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2016, the Audit Committee will review its future selection of the independent registered public accounting firm. In addition, the Audit Committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee believes that a change would be in our best interests and the best interests of our shareholders. A proposal to ratify the appointment will be presented at the Annual Meeting. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

Audit and Non-Audit Fees

The following table presents the aggregate fees for professional services rendered by Ernst & Young LLP for each of the last two fiscal years.

	2015	2014
	(in thousands)
Audit Fees (1)	$1,109	$1,057
Audit-related Fees (2)	-	-
Tax Fees (3)	152	85
All Other Fees (4)	2	2
Total Fees	$1,263	$1,144

__________

(1)

Audit fees consisted of charges principally associated with the annual financial statement audit and the audit of internal control over financial reporting, the review of the Company’s quarterly reports on Form 10-Q and statutory audits required internationally.

(2)	Audit-related fees consisted of charges related to certain agreed upon procedures engagements.
(3)	Tax fees consisted of charges principally related to services associated with tax compliance, tax planning and tax advice.
(4)	All other fees include charges for products and/or services other than those described above.

The Audit Committee has determined that the provision of non-audit services by Ernst & Young LLP is compatible with maintaining the independence of Ernst & Young LLP.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2016.

PROPOSAL 4

RE-APPROVAL OF THE PERFORMANCE CRITERIA UNDER

THE COMPANY’S 2007 STOCK INCENTIVE PLAN, AS AMENDED

On April 4, 2007, the Board adopted the Manhattan Associates, Inc. 2007 Stock Incentive Plan (the “Equity Plan”), and on May 18, 2007, our shareholders approved the Equity Plan authorizing 2,300,000 shares of the Company’s Common Stock available for grant.1 On May 29, 2009, our shareholders approved the first amendment to the Equity Plan to amend certain terms and to authorize an additional 2,400,000 shares, resulting in a total of 4,700,000 shares of the Company’s Common Stock available for grant under the Equity Plan. On May 19, 2011, our shareholders approved the second amendment to the Equity Plan to amend certain terms and to authorize an additional 2,800,000 shares, resulting in a total of 7,500,000 shares of the Company’s Common Stock available for grant under the Equity Plan.

On January 28, 2016, the Board, on the recommendation of our Compensation Committee, reapproved the performance criteria and other material terms of the Equity Plan as it was approved previously by our shareholders in 2011, and approved submission of the Equity Plan to our shareholders solely for re-approval of the performance criteria included in the plan to ensure the Company can continue to take advantage of certain tax deductions available only for shareholder approved plans, as further discussed below. The Company is not seeking approval of any amendments to the Equity Plan or to approve the plan itself, nor has the Board increased, or is the Company seeking approval from the shareholders of an increase, of the number of shares of the Company’s Common Stock available for grant under the Equity Plan.

The purpose of the Equity Plan is to promote our long-term success and increase shareholder value by:

•	Attracting, rewarding, and retaining key employees and directors of outstanding ability;
•	encouraging key employees and directors to focus on long-range objectives; and
•	further aligning the interests of key employees and directors with the economic interests of the shareholders.

1 On December 19, 2013, the Board approved a four-for-one stock split of the Company’s $.01 par value per share common stock, effected in the form of a stock dividend. References in this proposal to share amounts have not been adjusted to reflect the split, and all references made to share amounts under the Equity Plan refer to pre-split amounts.

Section 162(m) of the Internal Revenue Code.

With respect to an equity plan such as the Company’s, Section 162(m) of the Internal Revenue Code of 1986, as amended, and including associated rules and regulations (the “Code”), generally limits the amount of compensation paid to each of certain executive officers that can be deducted by the corporation for federal income tax purposes to $1 Million per year. Those executive officers are the chief executive officer, and any of the three most highly compensated executive officers other than the principal financial officer and the chief executive officer (those four officers are referred to as the “covered employees”). However, there is an exception from this limitation for “qualified performance-based compensation” as defined in the Code, and we have designed the Equity Plan to enable the Company to take advantage of that exception.

For plans previously approved by a corporation’s shareholders, the Code requires that, if the compensation committee has the authority to change the performance criteria under its plan (in our case, our Compensation Committee does have that authority), then, for performance-based compensation to covered employees to continue to qualify as performance-based compensation under the Code, the shareholders must re-approve the material terms of the plan by the first shareholder meeting that occurs in the fifth year after the year they previously approved the plan. Our shareholders last approved the material terms of the Equity Plan in 2011, and therefore we are seeking shareholder approval again this year.

Summary of the Equity Plan

A summary of the Equity Plan follows, which is qualified in its entirety by and subject to the complete terms of the Equity Plan, a copy of which is attached to this Proxy as Annex A.

Material Terms of the Equity Plan

The material terms of the Equity Plan, which remain the same as previously approved, are the following:

•

Eligibility to Participate: Employees and non-employee directors of, and consultants or advisors that provide services to, the Company or its subsidiaries are eligible to be designated to participate in the Equity Plan.

•

Performance Criteria: With respect to stock incentives granted under the Equity Plan intended to qualify as performance-based compensation under the Code, the performance criteria that will be used will come from the following list, and will be selected solely by two or more directors who qualify as “non-employee directors” under Exchange Act Rule 16b-3(b)(3), and “outside directors” under Section 162(m) of the Code: earnings per share; net income (before or after taxes); return measures (including, but not limited to, return on assets, equity or sales); cash flow return on investments which equals net cash flows divided by owners’ equity; earnings before or after taxes; depreciation or amortization; gross revenues; operating income (before or after taxes); total shareholder returns; corporate performance indicators (indices based on the level of certain services provided to customers); achievement of sales targets; completion of acquisitions; cash generation; profit or revenue targets; growth measures, including revenue growth, as compared with a peer group or other benchmark; share price (including, but not limited to, growth measures and total shareholder return); and pre-tax profits.

•	Maximum Annual Grant: The maximum number of shares that may be granted to a participant in any calendar year is two million.

Other Equity Plan Terms

All other Equity Plan terms remain unchanged, and include the following:

•

Equity Plan Administration: The Equity Plan is to be administered by the Board or a committee appointed and delegated by the Board (the Equity Plan currently is administered by our three-member Compensation Committee, whose members each qualify as a “non-employee director” under Exchange Act Rule 16b-3(b)(3), and an “outside director” under Section 162(m) of the Code). The Board (or the Compensation Committee) will have full power to interpret the Equity Plan and any agreement or instrument entered into under the Equity Plan, determine the terms of any outstanding stock incentives under the Equity Plan, and make all other determinations or take other actions as may be necessary or advisable for the administration of the Equity Plan.

•	Types of Stock Incentives: The Board may grant the following stock incentives under the Equity Plan:
-

Stock options to purchase shares of the Common Stock, including options intended to qualify under Section 422 of the Code (“incentive stock options”) and options not intended to qualify under Section 422 of the Code (“non-qualified stock options”);

-	restricted stock awards;
-	restricted stock units; and
-	stock appreciation rights.

Shares subject to stock options or stock appreciation rights count against the available share pool as one share, and shares subject to restricted stock awards or restricted stock units (including performance-based stock incentives) count against the available share pool as two shares. Stock incentives that settle only in cash do not count against the share limit.

•

Equity Plan Amendment and Termination: The Board may suspend, terminate, or amend the Equity Plan from time to time; except that certain amendments as specified in the Equity Plan may not be made without the approval of the shareholders of the Company, including an amendment to increase the number of shares reserved and issuable under the Equity Plan, to extend the term of the Equity Plan, or to decrease the minimum exercise price of any Stock Incentive. The Board may also modify, amend, or cancel any Stock Incentive granted under the Equity Plan, provided that without the consent of the participant affected, no modification, amendment, or cancellation may diminish the rights of the participant under the Stock Incentive previously granted under the Equity Plan. Unless the Equity Plan is earlier terminated in accordance with its provisions, no Stock Incentives will be granted under the Equity Plan after the earlier of May 19, 2021, or the date on which all of the shares reserved for the Equity Plan have been issued or are no longer available for use under the Equity Plan. However, the Equity Plan will continue in effect until all outstanding Stock Incentives have been exercised in full or are no longer exercisable.

•

Stock Incentive Agreements: Each Stock Incentive will be evidenced by a stock incentive agreement between the Company and the eligible recipient, in the form and with the terms as our Board may, pursuant to the provisions of the Equity Plan, determine in its discretion from time to time.

•	Not Subject to ERISA: The Equity Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974.
•

Miscellaneous: The Equity Plan does not allow “liberal” share counting; i.e., shares tendered or held back upon exercise of an option or settlement of a Stock Incentive to cover the exercise price are not available for future issuance under the Equity Plan. The Equity Plan does not allow stock option repricing or exchanges without shareholder approval.

Prior Awards Made Under the Equity Plan

The following table sets forth the total number of stock options and restricted stock awards/units granted to our current named executive officers and certain groups under the Equity Plan since its inception in 2007, net cancellations, as of March 3, 2016.

	Number of Shares
Name and Position	Stock Options	Restricted Stock Awards/Units
Eddie Capel, President, Chief Executive Officer and Director	288,000	742,072
Dennis B. Story, Executive Vice President, Chief Financial Officer and Treasurer	168,000	340,729
Bruce S. Richards, Senior Vice President, Chief Legal Officer and Secretary	-	106,795
Robert G. Howell, Senior Vice President, Americas Sales	20,400	112,208
Linda C. Pinne, Senior Vice President, Global Corporate Controller and Chief Accounting Officer	22,000	35,381
All named executive officers as a group (5 persons)	498,400	1,337,185
All non-employee directors as a group (6 persons)	530,000	584,231
All employees (other than named executive officers) and former non-employee directors as a group	4,164,356	4,727,098
Total	5,192,756	6,648,514

The following table provides information regarding our current equity compensation plans as of March 3, 2016.

Equity Compensation Plan Information

Name and Position	Number of securities to be issued upon exercise of outstanding options and rights	Weighted-average exercise price of outstanding options and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	1,090,546	$6.00	11,259,462
Equity compensation plans not approved by security holders	-	-	-
Total	1,090,546	$6.00	11,259,462

As of December 31, 2015, there were 3,610 options outstanding with a weighted average exercise price of $5.06 per share and 11,923,068 shares available for issuance under the Equity Plan.

As of March 3, 2016, there were 2,000 options outstanding with a weighted average exercise price of $6.00 per share and 11,259,462 shares available for issuance under the Equity Plan.

the board of directors unanimously recommends a vote “for” RE-APPROVAL OF THE performance criteria under the COMPANY’S 2007 sTOCK INCENTIVE PLAN, AS AMENDED.

Proposal 5

Approval of the Manhattan Associates, Inc.

2016 Annual Cash Bonus Plan

To promote the growth and financial success of the Company, the Company maintains an annual cash bonus plan, administered by the Compensation Committee of the Company’s Board of Directors, pursuant to which the Company offers performance incentives to designated employees who have significant responsibility for that success. On March 14, 2016, the Compensation Committee approved the “Manhattan Associates, Inc. 2016 Annual Cash Bonus Plan (the “Bonus Plan”), and recommended to the Board that the Board submit, and the Board approved submission of, the Bonus Plan to the shareholders for approval of its material terms so that the Company can take advantage of certain tax deductions available only for shareholder approved plans, as further discussed below.

Federal Income Tax Consequences; Section 162(m) of the Internal Revenue Code.

Payment of a bonus under the Bonus Plan will constitute compensation to the participant, taxable as ordinary income, and will be subject to income tax withholding.

Generally, the Company will be entitled to a federal income tax deduction for compensation paid to the participants under the Bonus Plan. However, Section 162(m) of the Code, generally limits the amount of compensation paid to each of certain executive officers that can be deducted by the Company for federal income tax purposes to $1 million per year. Those executive officers are the chief executive officer, and any of the three most highly compensated executive officers other than the principal financial officer and the chief executive officer (those four officers are referred to as the “covered employees”). However, there is an exception to this limitation for “qualified performance-based compensation” as defined in the Code, and we have designed the Bonus Plan to enable the Company to take advantage of that exception. In order for performance-based compensation to qualify for the Section 162(m) exception from the deductibility limit, the Company’s shareholders must approve the performance criteria and other material terms of the Bonus Plan.

Summary of the Plan

A summary of the Bonus Plan follows, which is qualified in its entirety by and subject to the complete terms of the Bonus Plan, a copy of which is attached to this Proxy as Annex B.

Material Terms of the Bonus Plan

The material terms of the Bonus Plan, of which the Company is seeking approval for purposes of having the ability to qualify Bonuses paid to “covered employees” under the Bonus Plan as performance-based compensation as defined in Section 162(m) of the Code, are the following:

•	Eligibility to Participate: Employees of the Company and its affiliates are eligible to be designated to participate in the Bonus Plan.
•

Performance Criteria: With respect to bonus payments under the Bonus Plan intended to qualify as performance-based compensation under the Code, the performance criteria that will be used will come from the following list, and will be selected solely by two or more directors who qualify as “non-employee directors” under Exchange Act Rule 16b-3(b)(3) , and “outside directors” under Section 162(m) of the Code: earnings per share; net income (before or after taxes); return measures (including, but not limited to, return on assets, equity or sales); cash flow return on investments which equals net cash flows divided by owners’ equity; earnings before or after taxes; depreciation or amortization; gross revenues; operating income (before or after taxes); total shareholder returns; corporate performance indicators (indices based on the level of certain services provided to customers); achievement of sales targets; completion of acquisitions; cash generation; profit or revenue targets; growth measures, including revenue growth, as compared with a peer group or other benchmark; share price (including, but not limited to, growth measures and total shareholder return); and pre-tax profits.

•	Maximum Payment: The maximum aggregate amount that can be paid to a participant under the Bonus Plan in any calendar year is Two Million Dollars.

Other Bonus Plan Terms

The other Bonus Plan terms include the following:

•

Bonus Plan Administration: The Bonus Plan is to be administered by the Board or a committee appointed and delegated by the Board (the Bonus Plan currently is administered by our three-member Compensation Committee, whose members each qualify as a “non-employee director” under Exchange Act Rule 16b-3(b)(3), and an “outside director” under Section 162(m) of the Code). The Board or the Committee may delegate to the chief executive officer and others responsibility for administering certain parts of the Bonus Plan. The Board (or the Compensation Committee) will have full power to interpret the Bonus Plan and any agreement or instrument entered into under the Bonus Plan, determine the terms of bonus obligations under the Bonus Plan, and make all other determinations or take other actions as may be necessary or advisable for the administration of the Bonus Plan.

•	Bonus Plan Year: The Bonus Plan year coincides with the Company’s fiscal year, which is the calendar year; however, the Company may establish performance periods for a portion of a year.
•	Not Subject to ERISA: The Bonus Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974.
•

Establishing the Bonus Opportunity: Prior to, or reasonably promptly following, the beginning of each fiscal year, the Committee will establish the following for that year: (a) the participants, (b) the performance periods, (c) the performance criteria and the relative weight of those criteria, (d) the target goals with respect to the criteria, (e) the target bonus, maximum bonus, and threshold bonus that can be received by each participant, and the method for determining the actual bonus payable based on the level of attainment of the performance goals, and (f) the terms under which a bonus may become payable, including the times at which a bonus may be earned or paid.

•

Certification and Payment: After the end of each applicable performance period established by the Committee, the Committee will certify whether and the extent to which the performance goals have been achieved. In measuring whether the performance goals have been achieved, the Committee may adjust the Company’s financial results to exclude the effect of unusual charges or income items or other events, including acquisitions or dispositions of businesses or assets, stock dividends, stock splits, recapitalizations or other changes in the capital structure of the Company, reorganizations, restructurings, reductions in force, currency fluctuations or changes in accounting treatment, which are distortive of results for the performance period (either on a segment or consolidated basis); however, for purposes of determining the bonuses earned by a covered employee, the Committee will exclude unusual items whose exclusion has the effect of increasing performance if those items constitute “extraordinary items” under generally accepted accounting principles or are unusual events or items. In addition, the Committee will adjust its calculations to exclude the unanticipated effect on financial results of changes in the Code or other tax laws, or the regulations relating to them.

After certifying whether and the extent to which the performance goals have been achieved, the Committee will determine, in accordance with the prescribed method established by the Committee, the amount of each participant’s bonus. Bonuses generally will be paid as cash lump sums as soon as practicable following the Committee’s certification of the achievement of the performance goals.

•

Bonus Plan Amendment and Termination: The Committee may amend, suspend, or terminate the Bonus Plan at any time, but no amendment that requires shareholder approval for purposes of complying with the requirements of Section 162(m) of the Code will be effective unless approved by the shareholders. No amendment, suspension, or termination will adversely affect the rights of any participant to a bonus earned and payable prior to that amendment, suspension, or termination.

the board of directors unanimously recommends a vote “for” the approval of the COMPANY’S 2016 ANNUAL CASH bonus plan.

SHAREHOLDER PROPOSALS

Rules of the Securities and Exchange Commission require that any proposal by a shareholder of the Company for consideration at the 2017 Annual Meeting of Shareholders must be received by the Company no later than December 9, 2016, if any such proposal is to be eligible for inclusion in the Company’s proxy materials for its 2017 Annual Meeting. Under such rules, the Company is not required to include shareholder proposals in its proxy materials unless certain other conditions specified in such rules are met.

In order for a shareholder to bring any business or nominations before the Annual Meeting of Shareholders, certain conditions set forth in Sections 2.14 and 3.8 of the Company’s Bylaws must be complied with, including, but not limited to, delivery of notice to the Company not less than 60 days prior to the meeting as originally scheduled, or if less than 70 days’ notice or prior public disclosure of the date of the scheduled meeting is given or made, delivery of notice to the Company not later than the tenth day following the earlier of the day on which notice of the date of the meeting is mailed to shareholders or public disclosure of the date of such meeting is made.

COMMUNICATION WITH DIRECTORS

We have established procedures for shareholders or other interested parties to communicate directly with the Board of Directors. Such parties can contact the Board by email at: investor_relations@manh.com or by mail at: Manhattan Associates, Inc. Board of Directors, 2300 Windy Ridge Parkway, Tenth Floor, Atlanta, Georgia 30339. All communications made by this means will be received directly by the Chairman of the Audit Committee.

FORM 10-K EXHIBITS

We have included with this Proxy Statement a copy of our Form 10-K which is part of our Annual Report to Shareholders for the fiscal year ending December 31, 2015, including the financial statements, schedules, and list of exhibits. We will mail without charge, upon written request, a copy of our Form 10-K exhibits. Requests should be sent to Manhattan Associates, Inc., 2300 Windy Ridge Parkway, Tenth Floor, Atlanta, Georgia 30339. They are also available, free of charge, at the SEC’s web site, www.sec.gov.

OTHER MATTERS

Management of the Company is not aware of any other matter to be presented for action at the Annual Meeting other than those mentioned in the Notice of Annual Meeting of Shareholders and referred to in this Proxy Statement. However, should any other matter requiring a vote of the shareholders arise, the accompanying Proxy confers discretionary authority upon the representatives named on the Proxy to vote, to the extent permitted by law, in accordance with their best judgment.

BY ORDER OF THE BOARD OF DIRECTORS,

Bruce S. Richards
Senior Vice President, Chief Legal Officer and Secretary

Annex A

MANHATTAN ASSOCIATES, INC.

2007 STOCK INCENTIVE PLAN

AS AMENDED BY THE FIRST AND SECOND AMENDMENT

1Purpose

The purpose of this Plan is to promote the interests of the Company by providing the opportunity to purchase or receive Shares or to receive compensation that is based upon appreciation in the value of Shares to Eligible Recipients in order to attract and retain Eligible Recipients and providing Eligible Recipients an incentive to work to increase the value of Shares and a stake in the future of the Company that corresponds to the stake of each of the Company's shareholders. The Plan provides for the grant of Incentive Stock Options, Non-Qualified Stock Options, Restricted Stock Awards, Restricted Stock Units and Stock Appreciation Rights to aid the Company in obtaining these goals.

2Definitions

Each term set forth in this Section shall have the meaning set forth opposite such term for purposes of this Plan and any Stock Incentive Agreements under this Plan (unless noted otherwise), and for purposes of such definitions, the singular shall include the plural and the plural shall include the singular, and reference to one gender shall include the other gender. Note that some definitions may not be used in this Plan, and may be inserted here solely for possible use in Stock Incentive Agreements issued under this Plan.

2.1Amendment Date means, with respect to any amendment to this Plan pursuant to Section 12 referenced in Section 9.1, the earlier of (1) the date on which this Plan is so amended by the Board, or (2) the date on which such amendment is approved by the shareholders.

2.2Board means the Board of Directors of the Company.

2.3Business means the development and provision of supply chain software solutions for the planning and execution of supply chain activities.

2.4Cause shall mean an act or acts by an Eligible Recipient involving (a) the use for profit or disclosure to unauthorized persons of confidential information or trade secrets of the Company, a Parent or a Subsidiary, (b) the breach of any contract with the Company, a Parent or a Subsidiary, (c) the violation of any fiduciary obligation to the Company, a Parent or a Subsidiary, (d) the unlawful trading in the securities of the Company, a Parent or a Subsidiary, or of another corporation based on information gained as a result of the performance of services for the Company, a Parent or a Subsidiary, (e) a felony conviction or the failure to contest prosecution of a felony, or (f) willful misconduct, dishonesty, embezzlement, fraud, deceit or civil rights violations, or other unlawful acts.

2.5Change of Control means any of the following:

(a)Any transaction or series of transactions pursuant to which the Company sells, transfers, leases, exchanges or disposes of substantially all (i.e., at least eighty-five percent (85%)) of its assets for cash or property, or for a combination of cash and property, or for other consideration; or

(b)Any transaction pursuant to which persons who are not current shareholders of the Company acquire by merger, consolidation, reorganization, division or other business combination or transaction, or by a purchase of an interest in the Company, an interest in the Company so that after such transaction, the shareholders of the Company immediately prior to such transaction no longer have a controlling (i.e., fifty percent (50%) or more) voting interest in the Company;

(c)Any change in the composition of the Board within a twelve (12) month period resulting in fewer than a majority of the members of the Board being Incumbent Directors; or

(d)Any transaction or series of transactions pursuant to which any Person or Persons acting in concert acquire outstanding voting securities of the Company, if, after such transaction or transactions, the acquiring Person(s) own(s), control(s), or hold(s), with power to vote, at least forty percent (40%) of any class of voting securities of the Company.

2.6Code means the Internal Revenue Code of 1986, as amended.

2.7Committee means any committee appointed by the Board to administer the Plan, as specified in Section 5 hereof. Any such committee shall be comprised entirely of Directors.

2.8Company means Manhattan Associates, Inc., a Georgia corporation, and any successor to such organization.

2.9Common Stock means the common stock of the Company.

2.10Confidential Information means (a) information of the Company, to the extent not considered a Trade Secret under applicable law, that (i) relates to the business of the Company, (ii) possesses an element of value to the Company, (iii) is not generally known to the Company's competitors, and (iv) would damage the Company if disclosed, and (b) information of any third party provided to the Company which the Company is obligated to treat as confidential. Confidential Information includes, but is not limited to, (i) future business plans, (ii) the composition, description, schematic or design of products, future products or equipment of the Company (iii) communication systems, audio systems, system designs and related documentation, (iv) advertising or marketing plans, (v) information regarding independent contractors, employees, clients and customers of the Company, and (vi) information concerning the Company's financial structure and methods and procedures of operation. Confidential Information shall not include any information that (i) is or becomes generally available to the public other than as a result of an unauthorized disclosure, (ii) has been independently developed and disclosed by others without violating the legal rights of any party, or (iii) otherwise enters the public domain through lawful means.

2.11Constructive Discharge means a termination of employment with the Company by an Employee due to any of the following events if the termination occurs within thirty (30) days of such event:

(a)Forced Relocation or Transfer. The Employee may continue employment with the Company, a Parent or a Subsidiary (or a successor employer), but such employment is contingent on the Employee’s being transferred to a site of employment which is located further than 50 miles from the Employee’s current site of employment. For this purpose, an Employee’s site of employment shall be the site of employment to which they are assigned as their home base, from which their work is assigned, or to which they report, and shall be determined by the Committee in its sole discretion on the basis of the facts and circumstances.

(b)Decrease in Salary or Wages. The Employee may continue employment with the Company, a Parent or a Subsidiary (or a successor employer), but such employment is contingent upon the Employee’s acceptance of a salary or wage rate which is less than the Employee’s prior salary or wage rate.

(c)Significant and Substantial Reduction in Benefits. The Employee may continue employment with the Company, a Parent or a Subsidiary (or a successor employer), but such employment is contingent upon the Employee’s acceptance of a reduction in the pension, welfare or fringe benefits provided which is both significant and substantial when expressed as a dollar amount or when expressed as a percentage of the Employee’s cash compensation. The determination of whether a reduction in pension, welfare or fringe benefits is significant and substantial shall be made on the basis of all pertinent facts and circumstances, including the entire benefit (pension, welfare and fringe) package provided to the Employee, and any salary or wages paid to the Employee. However, notwithstanding the preceding, any modification or elimination of benefits which results solely from the provision of new benefits to an Employee by a successor employer as a result of a change of the Employee’s employment from employment with the Company to employment with such successor shall not be deemed a Significant and Substantial Reduction in Benefits where such new benefits are identical to the benefits provided to similarly situated Employees of the successor.

2.12Contact means, with respect to a Participant, any interaction between such Participant and a Customer which (i) takes place in an effort to establish, maintain, and/or further a business relationship on behalf of the Company and (ii) occurs during the last year of a Participant’s employment with, or performance of services for, the Company .

2.13Controlled Group means the Company and any other entity the employees of which would be required to be aggregated with the employees of the Company pursuant to Code §§414(b), (c), (m) or (o).

2.14Customer means any person or entity to whom the Company has sold its products or services, or has solicited to sell its products or services.

2.15Director means a member of the Board.

2.16Effective Date means the “Effective Date” as set forth in Section 4 of this Plan.

2.17Eligible Recipient means an Employee and/or a Key Person.

2.18Employee means a common law employee of the Company, a Subsidiary or a Parent.

2.19Exchange Act means the Securities Exchange Act of 1934, as amended.

2.20Exercise Price means the price that shall be paid to purchase one (1) Share upon the exercise of an Option granted under this Plan.

2.21Fair Market Value of each Share on any date means the price determined below as of the close of business on such date (provided, however, if for any reason, the Fair Market Value per share cannot be ascertained or is unavailable for such date, the Fair Market Value per share shall be determined as of the nearest preceding date on which such Fair Market Value can be ascertained):

(a)If the Share is listed or traded on any established stock exchange or a national market system, including without limitation the National Market of the National Association of Securities Dealers, Inc. Automated Quotation

("NASDAQ") System, its Fair Market Value shall be the closing sale price for the Share (or the mean of the closing bid and ask prices, if no sales were reported), on such exchange or system on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

(b)If the Share is not listed or traded on any established stock exchange or a national market system, its Fair Market Value shall be the average of the closing dealer "bid" and "ask" prices of a Share as reflected on the NASDAQ interdealer quotation system of the National Association of Securities Dealers, Inc. on the date of such determination; or

(c)In the absence of an established public trading market for the Share, the Fair Market Value of a Share shall be determined in good faith by the Board.

2.22FLSA Exclusion means the provisions of Section 7(e) of the Fair Labor Standards Act of 1938 (the “FLSA”) that exempt certain stock-based compensation from inclusion in overtime determinations under the FLSA.

2.23Forfeiture Activities means, with respect to a Participant, any of the following:

(a)Trade Secrets & Confidential Information. Such Participant (i) uses, discloses, or reverse engineers the Trade Secrets or the Confidential Information for any purpose other than the Company's Business, except as authorized in writing by the Company; or (ii) after Participant’s cessation of services for the Company, retains Trade Secrets or Confidential Information, including any copies existing in any form (including electronic form), which are in Participant’s possession or control, or destroys, deletes, or alters the Trade Secrets or Confidential Information without the Company’s prior written consent. The Forfeiture Activities under this subsection (a) shall: (i) with regard to the Trade Secrets, remain in effect and be applicable as long as the information constitutes a Trade Secret under applicable law, and (ii) with regard to the Confidential Information, remain in effect and be applicable during the Forfeiture Period.

(b)Solicitation of Customers. During the Forfeiture Period of such Participant, the Participant directly or indirectly solicits any Customer of the Company for the purpose of selling or providing any goods or services competitive with the Business, provided that such Participant had Contact with such Customer. Nothing in this subsection (b) shall be construed to include Customers of the Company (i) which such Participant never sold or provided any goods or services to while employed by the Company, (ii) that explicitly severed it business relationship with the Company unless such Participant, directly or indirectly, caused or encouraged the Customer to sever the relationship, or (iii) which product line or service line the Company no longer offers. The restrictions set forth in this subsection (b) apply only to the Customers with whom the Participant had Contact.

(c)Solicitation of Forfeiture Period Employees. During the Forfeiture Period of such Participant, the Participant, directly or indirectly, solicits, recruits or induces any Forfeiture Period Employee to (a) terminate his employment relationship with the Company or (b) work for any other person or entity engaged in the Business; provided, however, this subsection (c) shall only apply if such Participant had Material Interaction with such Forfeiture Period Employee, or if such Participant, directly or indirectly, supervised such Forfeiture Period Employee.

2.24Forfeiture Period means, with respect to a Participant, the time period during which such Participant is employed with, or is performing services for, the Company, and for a period of two (2) years thereafter.

2.25Forfeiture Period Employee means any Person who (a) is employed by the Company at the time Participant ceases to perform services for the Company, or (b) was employed by the Company during the last year in which Participant performed services for the Company (or during the period in which the Participant performed services for the Company if the Participant performed services for the Company for less than a year).

2.26Incumbent Directors means the individuals who, at the Effective Date, constitute the Board, and any person becoming a director after the Effective Date and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination); provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest (as described in Rule 14a-11 under the 1934 Act (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any “person” (as such term is defined in Section 3(a)(9) of the 1934 Act and as used in Section 13(d)(3) and 14(d)(2) of the 1934 Act) other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, shall be deemed an Incumbent Director; and provided further, that, subject to the provisions of this Section, no person shall be deemed to be an Incumbent Director until such time as he or she takes office as a director of the Company.

2.27Insider means an individual who is, on the relevant date, an officer, director or ten percent (10%) beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, all as defined under Section 16 of the Exchange Act.

2.28ISO means an option granted under this Plan to purchase Shares that is intended by the Company to satisfy the requirements of Code §422 as an incentive stock option.

2.29Key Person means (a) a member of the Board who is not an Employee, or (b) a consultant or advisor; provided, however, that such consultant or advisor must be a natural person who is providing or will be providing bona fide services to the Company, a Subsidiary or a Parent, with such services (i) not being in connection with the offer or sale of securities in a capital-raising transaction, and (ii) not directly or indirectly promoting or maintaining a market for securities of the Company, a Subsidiary or a Parent, within the meaning of the general instructions to SEC Form S-8.

2.30Material Interaction means, with respect to a Participant, any interaction between such Participant and a Forfeiture Period Employee which relates or related, directly or indirectly, to the performance of such Participant's duties for the Company.

2.31NQSO means an option granted under this Plan to purchase Shares that is not intended by the Company to satisfy the requirements of Code §422.

2.32Option means an ISO or a NQSO.

2.33Outside Director means a Director who is not an Employee and who qualifies as (a) a “non-employee director” under Rule 16b-3(b)(3) under the 1934 Act, as amended from time to time, and (b) an “outside director” under Code §162(m) and the regulations promulgated thereunder.

2.34Parent means any corporation (other than the corporation employing a Participant) in an unbroken chain of corporations ending with the corporation employing a Participant if, at the time of the granting of the Stock Incentive, each of the corporations other than the corporation employing the Participant owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. However, for purposes of interpreting any Stock Incentive Agreement issued under this Plan as of a date of determination, Parent shall mean any corporation (other than the corporation employing a Participant) in an unbroken chain of corporations ending with the corporation employing a Participant if, at the time of the granting of the Stock Incentive and thereafter through such date of determination, each of the corporations other than the corporation employing the Participant owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporation in such chain.

2.35Participant means an individual who receives a Stock Incentive hereunder.

2.36Performance-Based Exception means the performance-based exception from the tax deductibility limitations of Code §162(m).

2.37Plan means the Manhattan Associates, Inc. 2007 Stock Incentive Plan, as may be amended from time to time.

2.38Qualified Termination means a termination of the employment of an employee where such termination is done by the Company without Cause or where such termination is a Constructive Discharge.

2.39Restricted Stock Award means an award of Shares granted to a Participant under this Plan whereby the Participant has immediate rights of ownership in the Shares underlying the award, but such Shares are subject to restrictions in accordance with the terms and provisions of this Plan and the Stock Incentive Agreement pertaining to the award and may be subject to forfeiture by the individual until the earlier of (a) the time such restrictions lapse or are satisfied, or (b) the time such shares are forfeited, pursuant to the terms and provisions of the Stock Incentive Agreement pertaining to the award.

2.40Restricted Stock Unit means a contractual right granted to a Participant under this Plan to receive a Share that is subject to restrictions of this Plan and the applicable Stock Incentive Agreement.

2.41SAR Exercise Price means the amount per Share specified in a Stock Incentive Agreement with respect to a Stock Appreciation Right, the excess of the Fair Market Value of a Share over and above such amount, the holder of such Stock Appreciation Right may be able to receive upon the exercise or payment of such Stock Appreciation Right.

2.42Share means a share of the Common Stock of the Company.

2.43Stock Appreciation Right means a right granted to a Participant pursuant to the terms and provisions of this Plan whereby the individual, without payment to the Company (except for any applicable withholding or other taxes), receives cash, Shares, a combination thereof, or such other consideration as the Board may determine, in an amount equal to the excess of the Fair Market Value per Share on the date on which the Stock Appreciation Right is exercised over the SAR Exercise Price noted in the Stock Appreciation Right for each Share subject to the Stock Appreciation Right.

2.44Stock Incentive means an ISO, a NQSO, a Restricted Stock Award, a Restricted Stock Unit, or a Stock Appreciation Right.

2.45Stock Incentive Agreement means an agreement between the Company, a Parent or a Subsidiary, and a Participant evidencing an award of a Stock Incentive.

2.46Subsidiary means any corporation (other than the corporation employing such Participant) in an unbroken chain of corporations beginning with the corporation employing such Participant if, at the time of the granting of the Stock Incentive, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain. However, for purposes of interpreting any

Stock Incentive Agreement issued under this Plan as of a date of determination, Subsidiary shall mean any corporation (other than the corporation employing such Participant) in an unbroken chain of corporations beginning with the corporation employing such Participant if, at the time of the granting of the Stock Incentive and thereafter through such date of determination, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.47Ten Percent Shareholder means a person who owns (after taking into account the attribution rules of Code §424(d)) more than ten percent (10%) of the total combined voting power of all classes of shares of stock of either the Company, a Subsidiary or a Parent. For purposes of the preceding sentence, shares of stock owned (directly or indirectly) by or for a person’s brothers and sisters (whether by the whole or half blood), spouse, ancestors and lineal descendants will be considered to be owned by the person, and if a domestic or foreign corporation , partnership, estate or trust owns (directly or indirectly) shares of stock, those shares are considered to be owned proportionately by or for the stockholders, partners, or beneficiaries of the corporation, partnership, estate or trust. The extent to which stock held by a person as a trustee of a voting trust is considered owned by such person is determined under all of the facts and circumstances. Stock that a person may purchase under outstanding options is not treated as stock owned by such person. In interpreting the foregoing, the provisions of Treas. Reg. §1.422-2(f)(2) shall govern.

2.48Trade Secrets means information of the Company, and their licensors, suppliers, clients and customers, without regard to form, including, but not limited to, technical or non-technical data, a formula, a pattern, a compilation, a program, a device, a method, a technique, a drawing, a process, financial data, financial plans, product plans, or a list of actual or potential customers or suppliers which is not commonly known by or available to the public and which information (i) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use, and (ii) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy.

3Shares Subject to Stock Incentives

3.1Maximum Aggregate Shares Issuable Pursuant to Stock Incentives. The total number of Shares that may be issued pursuant to Stock Incentives under this Plan shall not exceed Seven Million Five Hundred Thousand (7,500,000), as adjusted pursuant to Section 10. Such Shares shall be reserved, to the extent that the Company deems appropriate, from authorized but unissued Shares, and from Shares which have been reacquired by the Company. Each Share subject to a grant of an Incentive Stock Option, Non-Qualified Stock Option or Stock Appreciation Right will be counted against the maximum Share limitation as one Share; and each Share subject to a grant of a Restricted Stock Award or Restricted Stock Unit Award (including performance-based shares) will count against the maximum Share limitation as two Shares; provided, however, that any Stock Incentives that can only be settled in cash and that cannot be settled in Shares shall not result in a deduction from the maximum Share limitation.

3.2Determination of Maximum Aggregate Shares Issuable. Any Shares subject to a Stock Incentive that remain un-issued after the cancellation, expiration, lapse or exchange of such Stock Incentive thereafter shall again become available for use under this Plan, with un-issued Shares subject to Incentive Stock Options, Non-Qualified Stock Options and Stock Appreciation Rights being added back as one Share and un-issued Shares subject to Restricted Stock Awards or Restricted Stock Unit Awards (including performance-based shares) being added back as two Shares. However, in applying the provisions of Section 3.1 above in the case of an Option which is exercised through a “cashless” or “net share” exercise as described in Section 7.2(e) or in the case of Shares that are withheld or surrendered for payment of tax withholding obligations as described in Section 14.3, any Shares which are never actually issued (or are issued and then cancelled) because they are considered payment of the exercise price or payment of tax withholding obligations shall be counted as issued in applying the provisions of Section 3.1 along with the net number of Shares that are issued pursuant to the exercise of an Option.

3.3Maximum Aggregate Shares Issuable ISO Limitation. The total maximum number of Shares that may be issued pursuant to the exercise of ISO’s under this Plan shall at all times be exactly the same as the total maximum number of Shares that may be issued pursuant to Stock Incentives under this Plan pursuant to the preceding Sections of this Section 3.

3.4Code §162(m) Participant Limitation. Notwithstanding anything herein to the contrary, no Participant may be granted Stock Incentives covering an aggregate number of Shares in excess of Two Million (2,000,000) in any calendar year, and any Shares subject to a Stock Incentive which again become available for use under this Plan after the cancellation, expiration or exchange of such Stock Incentive thereafter shall continue to be counted in applying this calendar year Participant limitation.

4Effective Date

The Effective Date of this Plan shall be the date it is adopted by the Board, or such delayed effective date as the Board may specify, as noted in resolutions effectuating such adoption. This Plan shall be subject to the approval of the shareholders of the Company within twelve (12) months after the date on which this Plan is adopted by the Board, disregarding any contingencies or delayed effective date relative to such adoption. In the event that shareholder approval of this Plan is not obtained, then any Stock Incentives granted under this Plan shall nonetheless be deemed granted pursuant to the authority of the Board; provided, however, any such Option granted which was intended to be an ISO shall instead be a NQSO. Should this Plan be rejected by the shareholders after being submitted to the shareholders for their approval, the Plan shall immediately terminate at that time, and no further grants shall be made under this Plan thereafter. Notwithstanding the foregoing, no ISO shall be exercisable prior to the date that shareholder approval of this Plan is obtained unless the Optionee recipient of such ISO agrees that the ISO shall instead be treated as a NQSO for all purposes, and any exercise of an ISO option by an Optionee prior to the date that shareholder approval of this Plan is obtained shall automatically be deemed to be such an agreement by the exercising Optionee.

5Administration

5.1General Administration. This Plan shall be administered by the Board. The Board, acting in its absolute discretion, shall exercise all such powers and take all such action as it deems necessary or desirable to carry out the purposes of this Plan. The Board shall have the power to interpret this Plan and, subject to the terms and provisions of this Plan, to take such other action in the administration and operation of the Plan as it deems equitable under the circumstances. The Board's actions shall be binding on the Company, on each affected Eligible Recipient, and on each other person directly or indirectly affected by such actions.

5.2Authority of the Board. Except as limited by law or by the Articles of Incorporation or Bylaws of the Company, and subject to the provisions herein, the Board shall have full power to select Eligible Recipients who shall participate in the Plan, to determine the sizes and types of Stock Incentives in a manner consistent with the Plan, to determine the terms and conditions of Stock Incentives in a manner consistent with the Plan, to construe and interpret the Plan and any agreement or instrument entered into under the Plan, to establish, amend or waive rules and regulations for the Plan’s administration, and to amend the terms and conditions of any outstanding Stock Incentives as allowed under the Plan and such Stock Incentives. Further, the Board may make all other determinations that may be necessary or advisable for the administration of the Plan.

5.3Delegation of Authority. The Board may delegate its authority under the Plan, in whole or in part, to a Committee appointed by the Board consisting of two (2) or more Outside Directors (which may be the Compensation Committee of the Board). In addition, the Board may delegate a portion of its authority under the Plan to a Committee appointed by the Board consisting of one (1) or more Directors provided, however, that such Committee may not grant a Stock Incentive (A) that would allow the purchase or payment of, or with respect to, more than Twenty-Five Thousand (25,000) Shares, or (B) to an Insider. The members of the Committee shall be appointed from time to time by, and shall serve at the discretion of, the Board. The Committee shall act according to the policies and procedures set forth in the Plan and to those policies and procedures established by the Board, and the Committee shall have such powers and responsibilities as are set forth by the Board. Reference to the Board in this Plan shall specifically include reference to the Committee where the Board has delegated its authority to the Committee, and any action by the Committee pursuant to a delegation of authority by the Board shall be deemed an action by the Board under the Plan. Notwithstanding the above, the Board may assume the powers and responsibilities granted to the Committee at any time, in whole or in part. Only a Committee (or a sub-committee thereof) comprised solely of two (2) or more Outside Directors may grant Stock Incentives that will meet the Performance-Based Exception, and only a Committee comprised solely of Outside Directors may grant Stock Incentives to Insiders that will be exempt from Section 16(b) of the Exchange Act.

5.4Decisions Binding. All determinations and decisions made by the Board pursuant to the provisions of this Plan and all related orders and resolutions of the Board shall be final, conclusive and binding on all persons, including the Company, its shareholders, Directors, Eligible Recipients, Participants, and their estates and beneficiaries.

5.5Indemnification for Decisions. No member of the Board or the Committee (or a sub-committee thereof) shall be liable in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company in such capacity, provided, that the Board has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company. Service on the Committee (or a sub-committee thereof) shall constitute service as a director of the Company so that the members of the Committee (or a sub-committee thereof) shall be entitled to indemnification and reimbursement as directors of the Company pursuant to its articles of incorporation, bylaws and applicable law. In addition, the members of the Board, Committee (or a sub-committee thereof) shall be indemnified by the Company against the following losses or liabilities reasonably incurred in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company in such capacity, provided, that the Board has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company: (a) the reasonable expenses, including attorneys’ fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, any Stock Incentive granted hereunder, and (b) against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such individual is liable for gross negligence or misconduct in the performance of his duties, provided that within 60 days after institution of any such action, suit or proceeding a Committee member or delegatee shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same. The Company shall not indemnify or hold harmless the member of the Board or the Committee (or a subcommittee thereof) if: (a) in the case of a director (other than an independent director of the Company), the loss or liability was the result of negligence or misconduct by the director, or (b) in the case that the director is an independent director of the Company, the loss or liability was the result of gross negligence or willful misconduct by the director. Any indemnification of expenses or agreement to hold harmless may be paid only out of the net assets of the Company, and no portion may be recoverable from Stockholders.

6Eligibility

Eligible Recipients selected by the Board shall be eligible for the grant of Stock Incentives under this Plan, but no Eligible Recipient shall have the right to be granted a Stock Incentive under this Plan merely as a result of his or her status as an Eligible Recipient. Only Employees shall be eligible to receive a grant of ISO’s.

7Terms of Stock Incentives

7.1Terms & Conditions of All Stock Incentives.

(a)Grants of Stock Incentives. The Board, in its absolute discretion, shall grant Stock Incentives under this Plan from time to time and, to the extent allowed by Sections 7.2(i) and 7.3(g) herein, shall have the right to grant new Stock Incentives in exchange for outstanding Stock Incentives, including, but not limited to, exchanges of Stock Options for the purpose of achieving a lower Exercise Price. Stock Incentives shall be granted to Eligible Recipients selected by the Board, and the Board shall be under no obligation whatsoever to grant any Stock Incentives, or to grant Stock Incentives to all Eligible Recipients, or to grant all Stock Incentives subject to the same terms and conditions.

(b)Shares Subject to Stock Incentives. The number of Shares as to which a Stock Incentive shall be granted shall be determined by the Board in its sole discretion, subject to the provisions of Section 3 as to the total number of Shares available for grants under the Plan.

(c)Stock Incentive Agreements. Each Stock Incentive shall be evidenced by a Stock Incentive Agreement executed by the Company, a Parent or a Subsidiary, and the Participant, which shall be in such form and contain such terms and conditions as the Board in its discretion may, subject to the provisions of the Plan, from time to time determine.

(d)Date of Grant. The date a Stock Incentive is granted shall be the date on which the Board (or a Committee to which the Board has delegated its authority pursuant to Section 5.3 hereof) (1) has approved the terms and conditions of the Stock Incentive Agreement, (2) has determined the recipient of the Stock Incentive and the number of Shares covered by the Stock Incentive and (3) has taken all such other action necessary to direct the grant of the Stock Incentive.

7.2Terms & Conditions of Options.

(a)Necessity of Stock Incentive Agreements. Each grant of an Option shall be evidenced by a Stock Incentive Agreement that shall specify whether the Option is an ISO or NQSO, and incorporate such other terms and conditions as the Board, acting in its absolute discretion, deems consistent with the terms of this Plan, including (without limitation) a restriction on the number of Shares subject to the Option that first become exercisable during any calendar year. The Board and/or the Company shall have complete discretion to modify the terms and provisions of an Option in accordance with Section 12 of this Plan even though such modification may change the Option from an ISO to a NQSO.

(b)Determining Optionees. In determining Eligible Recipient(s) to whom an Option shall be granted and the number of Shares to be covered by such Option, the Board may take into account the recommendations of the Chief Executive Officer of the Company and its other officers, the duties of the Eligible Recipient, the present and potential contributions of the Eligible Recipient to the success of the Company, and other factors deemed relevant by the Board, in its sole discretion, in connection with accomplishing the purpose of this Plan. An Eligible Recipient who has been granted an Option to purchase Shares, whether under this Plan or otherwise, may be granted one or more additional Options. If the Board grants an ISO and a NQSO to an Eligible Recipient on the same date, the right of the Eligible Recipient to exercise one such Option shall not be conditioned on his or her failure to exercise the other such Option.

(c)Exercise Price. Subject to adjustment in accordance with Section 9 and the other provisions of this Section, the Exercise Price shall be as set forth in the applicable Stock Incentive Agreement. With respect to each grant of an Option, the Exercise Price shall not be less than (1) the Fair Market Value of a Share on the date the Option is granted, (2) the minimum price required by applicable state law, (3) the minimum price required by the Company’s governing instrument, or (4) $0.01, whichever price is greater. With respect to each grant of an ISO to a Participant who is a Ten Percent Shareholder, the Exercise Price shall not be less than one hundred ten percent (110%) of the Fair Market Value of a Share on the date the ISO is granted. Notwithstanding the foregoing, the Exercise Price of an Option granted in substitution of an existing option pursuant to Treas. Reg. §1.424-1(a) and/or Treas. Reg. §1.409A-1(b)(5)(v)(D) (or the corresponding provisions of future guidance) may be established under the requirements of those provisions without regard to the foregoing (see subsection (h) below)..

(d)Option Term. Each Option granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Stock Incentive Agreement, but no Stock Incentive Agreement shall:

(1)make an Option exercisable before the date such Option is granted; or

(2)make an Option exercisable after the earlier of:

(i)the date such Option is exercised in full, or

(ii)the date that is the seventh (7th) anniversary of the date such Option is granted, if such Option is a NQSO or an ISO granted to a non-Ten Percent Shareholder, or the date that is the fifth (5th) anniversary of the date such Option is granted, if such Option is an ISO granted to a Ten Percent Shareholder.

A Stock Incentive Agreement may provide for the exercise of an Option after the employment of an Employee has terminated for any reason whatsoever, including death or disability. The Employee’s rights, if any, upon termination of employment will be set forth in the applicable Stock Incentive Agreement.

(e)Payment. Options shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised accompanied by full payment for the Shares. Payment for shares of Stock purchased pursuant to exercise of an Option shall be made in cash or, unless the Stock Incentive Agreement provides otherwise, by delivery to the Company of a number of Shares having an aggregate Fair Market Value equal to the amount to be tendered (including a “cashless” or “net share” exercise), or a combination thereof. In addition, unless the Stock Incentive Agreement provides otherwise, the Option may be exercised through a brokerage transaction following registration of the Company's equity securities under Section 12 of the Exchange Act as permitted under the provisions of Regulation T applicable to cashless exercises promulgated by the Federal Reserve Board, unless prohibited by Section 402 of the Sarbanes-Oxley Act of 2002. However, notwithstanding the foregoing, with respect to any Option recipient who is an Insider, a tender of shares or a cashless exercise must (1) have met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) be a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless the Stock Incentive Agreement provides otherwise, the foregoing exercise payment methods shall be subsequent transactions approved by the original grant of an Option. Except as provided in subparagraph (f) below, payment shall be made at the time that the Option or any part thereof is exercised, and no Shares shall be issued or delivered upon exercise of an Option until full payment has been made by the Participant. The holder of an Option, as such, shall have none of the rights of a shareholder. Other methods of payment may also be used if approved by the Board in its sole and absolute discretion and provided for under the Stock Incentive Agreement.

(f)Conditions to Exercise of an Option. Each Option granted under the Plan shall vest and shall be exercisable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Board shall specify in the Stock Incentive Agreement; provided, however, that subsequent to the grant of an Option, the Board, at any time before complete termination of such Option, may accelerate the time or times at which such Option may vest or be exercised in whole or in part. Notwithstanding the foregoing, an Option intended to meet the FLSA Exclusion shall not be exercisable for at least six (6) months following the date it is granted, except by reason of death, disability, retirement, a change in corporate ownership or other circumstances permitted under regulations promulgated under the FLSA Exclusion. Furthermore, if the recipient of an Option receives a hardship distribution from a Code §401(k) plan of the Company, or any Parent or Subsidiary, the Option may not be exercised during the six (6) month period following the hardship distribution, unless the Company determines that such exercise would not jeopardize the tax-qualification of the Code §401(k) plan. The Board may impose such restrictions on any Shares acquired pursuant to the exercise of an Option as it may deem advisable, including, without limitation, vesting or performance-based restrictions, voting restrictions, investment intent restrictions, restrictions on transfer, restrictions or limitations or other provisions that would be applied to shareholders under any applicable agreement among the shareholders, and restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and/or under any blue sky or state securities laws applicable to such Shares.

(g)Transferability of Options. An Option shall not be transferable or assignable except by will or by the laws of descent and distribution and shall be exercisable, during the Participant’s lifetime, only by the Participant; provided, however, that in the event the Participant is incapacitated and unable to exercise his or her Option, if such Option is a NQSO, such Option may be exercised by such Participant's legal guardian, legal representative, or other representative whom the Board deems appropriate based on applicable facts and circumstances. The determination of incapacity of a Participant and the determination of the appropriate representative of the Participant who shall be able to exercise the Option if the Participant is incapacitated shall be determined by the Board in its sole and absolute discretion. Notwithstanding the foregoing, except as otherwise provided in the Stock Incentive Agreement, a NQSO may also be transferred by a Participant as a bona fide gift (i) to his spouse, lineal descendant or lineal ascendant, siblings and children by adoption, (ii) to a trust for the benefit of one or more individuals described in clause (i) and no other persons, or (iii) to a partnership of which the only partners are one or more individuals described in clause (i), in which case the transferee shall be subject to all provisions of the Plan, the Stock Incentive Agreement and other agreements with the Participant in connection with the exercise of the Option and purchase of Shares. In the event of such a gift, the Participant shall promptly notify the Board of such transfer and deliver to the Board such written documentation as the Board may in its discretion request, including, without limitation, the written acknowledgment of the donee that the donee is subject to the provisions of the Plan, the Stock Incentive Agreement and other agreements with the Participant.

(h)Special Provisions for Certain Substitute Options. Notwithstanding anything to the contrary in this Section, any Option in substitution for a stock option previously issued by another entity, which substitution occurs in connection with a transaction to which Code §424(a) and/or Treas. Reg. §1.409A-1(b)(5)(v)(D) is applicable, may provide for an exercise price computed in accordance with Code §424(a) and/or Treas. Reg. §1.409A-1(b)(5)(v)(D) and the regulations thereunder and may contain such other terms and conditions as the Board may prescribe to cause such substitute Option to contain as nearly as possible the same terms and conditions (including the applicable vesting and termination provisions) as those contained in the previously issued stock option being replaced thereby.

(i)ISO Tax Treatment Requirements. With respect to any Option that purports to be an ISO, to the extent that the aggregate Fair Market Value (determined as of the date of grant of such Option) of stock with respect to which such Option is exercisable for the first time by any individual during any calendar year exceeds one hundred thousand dollars ($100,000.00), such Option shall not be treated as an ISO in accordance with Code §422(d). The rule of the preceding sentence is applied in the order in which Options are granted. Also, with respect to any Option that purports to be an ISO, such Option shall not be treated as an ISO if the Participant disposes of shares acquired thereunder within two (2) years from the date of the granting of the Option or within one (1) year of the exercise of the Option, or if the Participant has not met the requirements of Code §422(a)(2).

(j)Potential Repricing of Stock Options. With respect to any one or more Options granted pursuant to, and under, this Plan, the Board may determine that the repricing of all or any portion of such existing outstanding Options is appropriate, but only with, and upon securing, the approval of the Shareholders of the Company. For this purpose, “repricing” of Options shall include, but not be limited to, any of the following actions (or any similar action): (1) lowering the Exercise Price of an existing Option; (2) any action which would be treated as a “repricing” under generally accepted accounting principles; or (3) canceling an existing Option at a time when its Exercise Price exceeds the Fair Market Value of the underlying stock subject to such Option, in exchange for cash, another Option, a Restricted Stock Award, or other equity in the Company.

7.3Terms and Conditions of Stock Appreciation Rights.

(a)Grants of Stock Appreciation Rights. A Stock Appreciation Right may be granted in connection with all or any portion of a previously or contemporaneously granted Option or not in connection with an Option. A Stock Appreciation Right shall entitle the Participant to receive upon exercise or payment the excess of the Fair Market Value of a specified number of Shares at the time of exercise, over a SAR Exercise Price that shall be not less than the Exercise Price for that number of Shares in the case of a Stock Appreciation Right granted in connection with a previously or contemporaneously granted Option, or in the case of any other Stock Appreciation Right, not less than the Fair Market Value of that number of Shares at the time the Stock Appreciation Right was granted. The exercise of a Stock Appreciation Right shall result in a pro rata surrender of the related Option to the extent the Stock Appreciation Right has been exercised.

(b)SAR Term. Each Stock Appreciation Right granted under this Plan shall be exercisable in whole or in part at such time or times as set forth in the related Stock Incentive Agreement, but no Stock Incentive Agreement shall:

(1)make a Stock Appreciation Right exercisable before the date such Stock Appreciation Right is granted; or

(2)make a Stock Appreciation Right exercisable after the earlier of:

(i)the date such Stock Appreciation Right is exercised in full, or

(ii)the date that is the seventh (7th) anniversary of the date such Stock Appreciation Right is granted.

A Stock Incentive Agreement may provide for the exercise of a Stock Appreciation Right after the employment of an Employee has terminated for any reason whatsoever, including death or disability. The Employee’s rights, if any, upon termination of employment will be set forth in the applicable Stock Incentive Agreement.

(c)Payment. Upon exercise or payment of a Stock Appreciation Right, the Company shall pay to the Participant the appreciation in cash or Shares (at the aggregate Fair Market Value on the date of payment or exercise) as provided in the Stock Incentive Agreement or, in the absence of such provision, as the Board may determine. To the extent that a Stock Appreciation Right is paid in cash, it shall nonetheless be deemed paid in Shares for purposes of Section 3 hereof.

(d)Conditions to Exercise. Each Stock Appreciation Right granted under the Plan shall be exercisable at such time or times, or upon the occurrence of such event or events, and in such amounts, as the Board shall specify in the Stock Incentive Agreement; provided, however, that subsequent to the grant of a Stock Appreciation Right, the Board, at any time before complete termination of such Stock Appreciation Right, may accelerate the time or times at which such Stock Appreciation Right may be exercised in whole or in part. Furthermore, if the recipient of a Stock Appreciation Right receives a hardship distribution from a Code §401(k) plan of the Company, or any Parent or Subsidiary, the Stock Appreciation Right

may not be exercised during the six (6) month period following the hardship distribution, unless the Company determines that such exercise would not jeopardize the tax-qualification of the Code §401(k) plan.

(e)Restrictions on Shares Awarded. Shares awarded pursuant to Stock Appreciation Rights shall be subject to such restrictions as determined by the Board for periods determined by the Board. The Board may impose such restrictions on any Shares acquired pursuant to a Stock Appreciation Right as it may deem advisable, including, without limitation, vesting or performance-based restrictions, voting restrictions, investment intent restrictions, restrictions on transfer, restrictions or limitations or other provisions that would be applied to Share holders under any applicable agreement among the Share holders, and restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and/or under any blue sky or state securities laws applicable to such Shares.

(f)Transferability of Stock Appreciation Rights. No Stock Appreciation Right granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Further, except as otherwise provided in a Participant’s Stock Incentive Agreement, all Stock Appreciation Rights granted to a Participant under the Plan shall be exercisable, during the Participant's lifetime, only by the Participant, except that in the event the Participant is incapacitated and unable to exercise his or her Stock Appreciation Right, such Stock Appreciation Right may be exercised by such Participant's legal guardian, legal representative, or other representative whom the Board deems appropriate based on applicable facts and circumstances. The determination of incapacity of a Participant and the determination of the appropriate representative of the Participant shall be determined by the Board in its sole and absolute discretion. Notwithstanding the foregoing, except as otherwise provided in the Stock Incentive Agreement, (A) a Stock Appreciation Right which is granted in connection with the grant of a NQSO may be transferred, but only with the NQSO, and (B) a Stock Appreciation Right which is not granted in connection with the grant of a NQSO, may be transferred by the Participant as a bona fide gift (i) to his spouse, lineal descendant or lineal ascendant, siblings and children by adoption, (ii) to a trust for the benefit of one or more individuals described in clause (i), or (iii) to a partnership of which the only partners are one or more individuals described in clause (i), in which case the transferee shall be subject to all provisions of the Plan, the Stock Incentive Agreement and other agreements with the Participant in connection with the exercise of the Stock Appreciation Right. In the event of such a gift, the Participant shall promptly notify the Board of such transfer and deliver to the Board such written documentation as the Board may in its discretion request, including, without limitation, the written acknowledgment of the donee that the donee is subject to the provisions of the Plan, the Stock Incentive Agreement and other agreements with the Participant in connection with the exercise of the Stock Appreciation Right.

(g)Special Provisions for Tandem SAR’s. A Stock Appreciation Right granted in connection with an Option may only be exercised to the extent that the related Option has not been exercised. A Stock Appreciation Right granted in connection with an ISO (1) will expire no later than the expiration of the underlying ISO, (2) may be for no more than the difference between the exercise price of the underlying ISO and the Fair Market Value of the Shares subject to the underlying ISO at the time the Stock Appreciation Right is exercised, (3) may be transferable only when, and under the same conditions as, the underlying ISO is transferable, and (4) may be exercised only (i) when the underlying ISO could be exercised and (ii) when the Fair Market Value of the Shares subject to the ISO exceeds the exercise price of the ISO.

(h)Potential Repricing of SARs. With respect to any one or more Stock Appreciation Rights granted pursuant to, and under, this Plan, the Board may determine that the repricing of all or any portion of such existing outstanding Stock Appreciation Rights is appropriate, but only with, and upon securing, the approval of the Shareholders of the Company. For this purpose, “repricing” of Stock Appreciation Rights shall include, but not be limited to, any of the following actions (or any similar action): (1) lowering the Exercise Price of an existing Stock Appreciation Right; (2) any action which would be treated as a “repricing” under generally accepted accounting principles; or (3) canceling an existing Stock Appreciation Right at a time when its Exercise Price exceeds the Fair Market Value of the underlying stock subject to such Stock Appreciation Right, in exchange for cash, another Stock Appreciation Right, a Restricted Stock Award, or other equity in the Company.

7.4Terms & Conditions of Restricted Stock Awards.

(a)Grants of Restricted Stock Awards. Shares awarded pursuant to Restricted Stock Awards shall be subject to such restrictions (if any) as determined by the Board for periods determined by the Board. Restricted Stock Awards issued under the Plan may have restrictions which lapse based upon the service of a Participant, or based upon the attainment (as determined by the Board) of performance goals established pursuant to the business criteria listed in Section 13, or based upon any other criteria that the Board may determine appropriate. Any Restricted Stock Award with restrictions that lapse based on the attainment of performance goals must be granted by a Committee, must have its performance goals determined by such a Committee based upon one or more of the business criteria listed in Section 13, and must have the attainment of such performance goals certified in writing by such a Committee in order to meet the Performance-Based Exception. Shares awarded pursuant to a Restricted Stock Award may be forfeited to the extent that a Participant fails to satisfy the applicable conditions or restrictions during the period of restriction. The Company may retain the certificates representing Shares subject to a Restricted Stock Award in the Company’s possession until such time as all conditions and/or restrictions applicable to such Shares have been satisfied. The Board may require a cash payment from the Participant in exchange for the grant of a Restricted Stock Award or may grant a Restricted Stock Award without the requirement of a cash payment; provided, however, if the recipient of a Restricted Stock Award receives a hardship distribution from a Code §401(k) plan of the Company, or any Parent or Subsidiary, the recipient may not pay any amount for such Restricted Stock Award during the six (6) month period following the hardship distribution, unless the Company determines that such payment would not jeopardize the tax-qualification of the Code §401(k) plan.

(b)Acceleration of Award. The Board shall have the power to permit, in its discretion, an acceleration of the expiration of the applicable restrictions or the applicable period of such restrictions with respect to any part or all of the Shares awarded to a Participant.

(c)Necessity of Stock Incentive Agreement. Each grant of a Restricted Stock Award shall be evidenced by a Stock Incentive Agreement that shall specify the terms, conditions and restrictions regarding the Shares awarded to a Participant, and shall incorporate such other terms and conditions as the Board, acting in its absolute discretion, deems consistent with the terms of this Plan. The Board shall have complete discretion to modify the terms and provisions of Restricted Stock Awards in accordance with Section 12 of this Plan.

(d)Restrictions on Shares Awarded. Shares awarded pursuant to Restricted Stock Awards shall be subject to such restrictions as determined by the Board for periods determined by the Board. The Board may impose such restrictions on any Shares acquired pursuant to a Restricted Stock Award as it may deem advisable, including, without limitation, vesting or performance-based restrictions, voting restrictions, investment intent restrictions, restrictions on transfer, restrictions or limitations or other provisions that would be applied to shareholders under any applicable agreement among the shareholders, and restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and/or under any blue sky or state securities laws applicable to such Shares.

(e)Transferability of Restricted Stock Awards. A Restricted Stock Award may not be transferred by the holder Participant, except (A) upon the death of the holder Participant, a Restricted Stock Award may be transferred by will or by the laws of descent and distribution, (B) a Restricted Stock Award may, unless the applicable Stock Incentive Agreement provides otherwise, be transferred at any time provided that the transferee is bound by all terms and provisions of the underlying Restricted Stock Award, and (C) a Restricted Stock Award may be transferred at any time following the lapse of all restrictions on transferability of the Restricted Stock Award.

(f)Voting, Dividend & Other Rights. Unless the applicable Stock Incentive Agreement expressly provides otherwise, holders of Restricted Stock Awards shall, with respect to the Shares subject to such Stock Incentive Agreement, be entitled (1) to vote such Shares, and (2) to receive any dividends declared upon such Shares, during any period of restriction imposed by the Stock Incentive Agreement, but shall not be entitled (1) to vote such Shares, or (2) to receive any dividends declared upon such Shares, on or after the date on which Shares are forfeited pursuant to such Stock Incentive Agreement.

7.5Terms & Conditions of Restricted Stock Units.

(a)Grants of Restricted Stock Units. A Restricted Stock Unit shall entitle the Participant to receive one Share at such future time and upon such terms as specified by the Board in the Stock Incentive Agreement evidencing such award. Restricted Stock Units issued under the Plan may have restrictions which lapse based upon the service of a Participant, or based upon other criteria that the Board may determine appropriate. The Board may require a cash payment from the Participant in exchange for the grant of Restricted Stock Units or may grant Restricted Stock Units without the requirement of a cash payment; provided, however, if the recipient of a Restricted Stock Unit receives a hardship distribution from a Code §401(k) plan of the Company, or any Parent or Subsidiary, no payment for the Restricted Stock Unit may be made by the recipient during the six (6) month period following the hardship distribution, unless the Company determines that such payment would not jeopardize the tax-qualification of the Code §401(k) plan.

(b)Vesting of Restricted Stock Units. The Board may establish a vesting schedule applicable to a Restricted Stock Unit and may specify the times, vesting and performance goal requirements that may be applicable to a Restricted Stock Unit. Until the end of the period(s) of time specified in any such vesting schedule and/or the satisfaction of any such performance criteria, the Restricted Stock Units subject to such Stock Incentive Agreement shall remain subject to forfeiture.

(c)Acceleration of Award. The Board shall have the power to permit, in its sole discretion, an acceleration of the applicable restrictions or the applicable period of such restrictions with respect to any part or all of the Restricted Stock Units awarded to a Participant.

(d)Necessity of Stock Incentive Agreement. Each grant of Restricted Stock Unit(s) shall be evidenced by a Stock Incentive Agreement that shall specify the terms, conditions and restrictions regarding the Participant's right to receive Share(s) in the future, and shall incorporate such other terms and conditions as the Board, acting in its sole discretion, deems consistent with the terms of this Plan. The Board shall have sole discretion to modify the terms and provisions of Restricted Stock Unit(s) in accordance with Section 12 of this Plan.

(e)Transferability of Restricted Stock Units. Except as otherwise provided in a Participant's Restricted Stock Unit Award, no Restricted Stock Unit granted under the Plan may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated by the holder Participant, except upon the death of the holder Participant by will or by the laws of descent and distribution.

(f)Voting, Dividend & Other Rights. Unless the applicable Stock Incentive Agreement provides otherwise, holders of Restricted Stock Units shall not be entitled to vote or to receive dividends until they become owners of the Shares pursuant to their Restricted Stock Units.

(g)Code §409A Requirements. A Restricted Stock Unit must meet certain restrictions contained in Code §409A if it is to avoid taxation under Code §409A as a “nonqualified deferred compensation plan.” Grants of Restricted Stock Units under this Plan should be made with consideration of the impact of Code §409A with respect to such grant upon both the Company and the recipient of the Restricted Stock Unit.

(h)No ERISA Employee Benefit Plan Created. Except to the extent that the Board expressly determines otherwise in resolutions, a Restricted Stock Unit must contain terms and provisions designed to ensure that the Restricted Stock Unit will not be considered an “employee benefit plan” as defined in ERISA §3(3).

(i)Restrictions on Shares Awarded. Shares awarded pursuant to Restricted Stock Units shall be subject to such restrictions as determined by the Board for periods determined by the Board. The Board may impose such restrictions on any Shares acquired pursuant to a Restricted Stock Unit as it may deem advisable, including, without limitation, vesting or performance-based restrictions, voting restrictions, investment intent restrictions, restrictions on transfer, restrictions or limitations or other provisions that would be applied to Share holders under any applicable agreement among the Share holders, and restrictions under applicable federal securities laws, under the requirements of any stock exchange or market upon which such Shares are then listed and/or traded, and/or under any blue sky or state securities laws applicable to such Shares.

8Securities Regulation

Each Stock Incentive Agreement may provide that, upon the receipt of Shares as a result of the exercise of a Stock Incentive or otherwise, the Participant shall, if so requested by the Company, hold such Shares for investment and not with a view of resale or distribution to the public and, if so requested by the Company, shall deliver to the Company a written statement satisfactory to the Company to that effect. Each Stock Incentive Agreement may also provide that, if so requested by the Company, the Participant shall make a written representation to the Company that he or she will not sell or offer to sell any of such Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1933, as amended ("1933 Act"), and any applicable state securities law or, unless he or she shall have furnished to the Company an opinion, in form and substance satisfactory to the Company, of legal counsel acceptable to the Company, that such registration is not required. Certificates representing the Shares transferred upon the exercise of a Stock Incentive granted under this Plan may at the discretion of the Company bear a legend to the effect that such Shares have not been registered under the 1933 Act or any applicable state securities law and that such Shares may not be sold or offered for sale in the absence of an effective registration statement as to such Shares under the 1933 Act and any applicable state securities law or an opinion, in form and substance satisfactory to the Company, of legal counsel acceptable to the Company, that such registration is not required.

9Life of Plan

No Stock Incentive shall be granted under this Plan on or after the earlier of:

9.1The tenth (10th) anniversary of the Effective Date of this Plan (or the tenth (10th) anniversary of the Amendment Date of any subsequent amendment to this Plan if such amendment would require the approval of the shareholders pursuant to Treas. Reg. §1.422-2(b)(2) and such approval was obtained), or

9.2The date on which all of the Shares available for issuance under Section 3 of this Plan have (as a result of the exercise of Options or Stock Appreciation Rights granted under this Plan, lapse of all restrictions under Restricted Stock Awards granted under this Plan, or vesting and payment of all Restricted Stock Units granted under this Plan) been issued or no longer are available for use under this Plan.

After such date, this Plan shall continue in effect with respect to any then-outstanding Stock Incentives until (1) all then-outstanding Options and Stock Appreciation Rights have been exercised in full or are no longer exercisable, (2) all Restricted Stock Awards have vested or been forfeited, and (3) all Restricted Stock Units have vested and been paid or been forfeited.

10Adjustment

Notwithstanding anything in Section 12 to the contrary, the number of Shares reserved under Section 3 of this Plan, the limit on the number of Shares that may be granted during a calendar year to any individual under Section 3 of this Plan, the number and type of Shares subject to Stock Incentives granted under this Plan, and the Exercise Price of any Options and the SAR Exercise Price of any Stock Appreciation Rights, may be adjusted by the Board in its sole discretion in an equitable manner to reflect any change in the capitalization of the Company, including, but not limited to, such changes as stock dividends or stock splits; provided, however, that the Board shall be required to make such adjustments if such change in the capitalization of the Company constitutes an “equity restructuring” as defined in FAS 123R. Furthermore, the Board shall have the right to, and may in its sole discretion, adjust (in a manner that satisfies the requirements of Code §424(a)) the number of Shares reserved under Section 3, and the number of Shares subject to Stock Incentives granted under this Plan, and the Exercise Price of any Options and the SAR Exercise Price of any Stock Appreciation Rights in the event of any corporate transaction described in Code §424(a) that provides for the substitution or assumption of such Stock Incentives; provided, however, that the Board shall be required to make such adjustments if such corporate transaction constitutes an “equity restructuring” as defined in FAS 123R. If any adjustment under this Section creates a fractional Share or a right to acquire a fractional Share, such fractional Share shall be disregarded, and the number of Shares reserved under this Plan and the number subject to any Stock Incentives granted under this Plan shall be the next lower number of Shares, rounding all fractions downward. An adjustment made under this Section by the Board shall be conclusive and binding on all affected persons and, further, shall not constitute an increase in the number of Shares reserved under Section 3.

11Change of Control of Company

11.1General Rule for Options. Except as otherwise provided in a Stock Incentive Agreement, if a Change of Control occurs, and if the agreements effectuating the Change of Control do not provide for the assumption or substitution of all Options granted under this Plan, with respect to any Option granted under this Plan that is not so assumed or substituted (a “Non-Assumed Option”), the Committee, in its sole and absolute discretion, may, with respect to any or all of such Non-Assumed Options, take any or all of the following actions to be effective as of the date of the Change of Control (or as of any other date fixed by the Committee occurring within the thirty (30) day period ending on the date of the Change of Control, but only if such action remains contingent upon the effectuation of the Change of Control) (such date referred to as the “Action Effective Date”):

(a)Accelerate the vesting and/or exercisability of any such Non-Assumed Option; and/or

(b)Unilaterally cancel any such Non-Assumed Option which has not vested and/or which has not become exercisable as of the Action Effective Date; and/or

(c)Unilaterally cancel any such Non-Assumed Option in exchange for:

(1)whole and/or fractional Shares (or for whole Shares and cash in lieu of any fractional Share) that, in the aggregate, are equal in value to the excess of the Fair Market Value of the Shares that could be purchased subject to such Non-Assumed Option determined as of the Action Effective Date (taking into account vesting and/or exercisability) over the aggregate Exercise Price for such Shares; or

(2)cash or other property equal in value to the excess of the Fair Market Value of the Shares that could be purchased subject to such Non-Assumed Option determined as of the Action Effective Date (taking into account vesting and/or exercisability) over the aggregate Exercise Price for such Shares; and/or

(d)Unilaterally cancel any such Non-Assumed Option after providing the holder of such Option with (1) an opportunity to exercise such Non-Assumed Option to the extent vested and/or exercisable (taking into account vesting and/or exercisability as of the date of the Change of Control) within a specified period prior to the date of the Change of Control, and (2) notice of such opportunity to exercise prior to the commencement of such specified period; and/or

(e)Unilaterally cancel any such Non-Assumed Option and notify the holder of such Option of such action, but only if the Fair Market Value of the Shares that could be purchased subject to such Non-Assumed Option determined as of the Action Effective Date (taking into account vesting and/or exercisability) does not exceed the aggregate Exercise Price for such Shares.

However, notwithstanding the foregoing, to the extent that the recipient of a Non-Assumed Option is an Insider, payment of cash in lieu of whole or fractional Shares or shares of a successor may only be made to the extent that such payment (1) has met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) is a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless a Stock Incentive Agreement provides otherwise, the payment of cash in lieu of whole or fractional Shares or in lieu of whole or fractional shares of a successor shall be considered a subsequent transaction approved by the original grant of an Option.

11.2General Rule for SARs. Except as otherwise provided in a Stock Incentive Agreement, if a Change of Control occurs, and if the agreements effectuating the Change of Control do not provide for the assumption or substitution of all Stock Appreciation Rights granted under this Plan, with respect to any Stock Appreciation Right granted under this Plan that is not so assumed or substituted (a “Non-Assumed SAR”), the Committee, in its sole and absolute discretion, may, with respect to any or all of such Non-Assumed SARs, take either or both of the following actions to be effective as of the date of the Change of Control (or as of any other date fixed by the Committee occurring within the thirty (30) day period ending on the date of the Change of Control, but only if such action remains contingent upon the effectuation of the Change of Control) (such date referred to as the “Action Effective Date”):

(a)Accelerate the vesting and/or exercisability of such Non-Assumed SAR; and/or

(b)Unilaterally cancel any such Non-Assumed SAR which has not vested or which has not become exercisable as of the Action Effective Date; and/or

(c)Unilaterally cancel such Non-Assumed SAR in exchange for:

(1)whole and/or fractional Shares (or for whole Shares and cash in lieu of any fractional Share) that, in the aggregate, are equal in value to the excess of the Fair Market Value of the Shares subject to such Non-Assumed SAR determined as of the Action Effective Date (taking into account vesting and/or exercisability) over the SAR Exercise Price for such Non-Assumed SAR; or

(2)cash or other property equal in value to the excess of the Fair Market Value of the Shares subject to such Non-Assumed SAR determined as of the Action Effective Date (taking into account vesting and/or exercisability) over the SAR Exercise Price for such Non-Assumed SAR; and/or

(d)Unilaterally cancel such Non-Assumed SAR after providing the holder of such SAR with (1) an opportunity to exercise such Non-Assumed SAR to the extent vested and/or exercisable (taking into account vesting and/or exercisability as of the date of the Change of Control) within a specified period prior to the date of the Change of Control, and (2) notice of such opportunity to exercise prior to the commencement of such specified period; and/or

(e)Unilaterally cancel such Non-Assumed SAR and notify the holder of such SAR of such action, but only if the Fair Market Value of the Shares subject to such Non-Assumed SAR determined as of the Action Effective Date (taking into account vesting and/or exercisability) does not exceed the SAR Exercise Price for such Non-Assumed SAR.

However, notwithstanding the foregoing, to the extent that the recipient of a Non-Assumed SAR is an Insider, payment of cash in lieu of whole or fractional Shares or shares of a successor may only be made to the extent that such payment (1) has met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) is a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless a Stock Incentive Agreement provides otherwise, the payment of cash in lieu of whole or fractional Shares or in lieu of whole or fractional shares of a successor shall be considered a subsequent transaction approved by the original grant of a SAR.

11.3General Rule for Restricted Stock Units. Except as otherwise provided in a Stock Incentive Agreement, if a Change of Control occurs, and if the agreements effectuating the Change of Control do not provide for the assumption or substitution of all Restricted Stock Units granted under this Plan, with respect to any Restricted Stock Unit granted under this Plan that is not so assumed or substituted (a “Non-Assumed RSU”), the Committee, in its sole and absolute discretion, may, with respect to any or all of such Non-Assumed RSUs, take either or both of the following actions to be effective as of the date of the Change of Control (or as of any other date fixed by the Committee occurring within the thirty (30) day period ending on the date of the Change of Control, but only if such action remains contingent upon the effectuation of the Change of Control) (such date referred to as the “Action Effective Date”):

(a)Accelerate the vesting of such Non-Assumed RSU; and/or

(b)Unilaterally cancel any such Non-Assumed RSU which has not vested as of the Action Effective Date; and/or

(c)Unilaterally cancel such Non-Assumed RSU in exchange for:

(1)whole and/or fractional Shares (or for whole Shares and cash in lieu of any fractional Share) that are equal to the number of Shares subject to such Non-Assumed RSU determined as of the Action Effective Date (taking into account vesting); or

(2)cash or other property equal in value to the Fair Market Value of the Shares subject to such Non-Assumed RSU determined as of the Action Effective Date (taking into account vesting); and/or

(d)Unilaterally cancel such Non-Assumed RSU and notify the holder of such RSU of such action, but only if the Fair Market Value of the Shares that were subject to such Non-Assumed RSU determined as of the Action Effective Date (taking into account vesting) is zero.

However, notwithstanding the foregoing, to the extent that the recipient of a Non-Assumed RSU is an Insider, payment of cash in lieu of whole or fractional Shares or shares of a successor may only be made to the extent that such payment (1) has met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) is a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless a Stock Incentive Agreement provides otherwise, the payment of cash in lieu of whole or fractional Shares or in lieu of whole or fractional shares of a successor shall be considered a subsequent transaction approved by the original grant of an RSU.

11.4General Rule for Other Stock Incentive Agreements. If a Change of Control occurs, then, except to the extent otherwise provided in the Stock Incentive Agreement pertaining to a particular Stock Incentive or as otherwise provided in this Plan, each Stock Incentive shall be governed by applicable law and the documents effectuating the Change of Control.

12Amendment or Termination

This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, no such amendment shall be made absent the approval of the shareholders of the Company (a) to increase the number of Shares reserved under Section 3, except as set forth in Section 9, (b) to extend the maximum life of the Plan under Section 9 or the maximum exercise period under Section 7, (c) to decrease the minimum Exercise Price under Section 7, or (d) to change the designation of Eligible Recipients eligible for Stock Incentives under Section 6. Shareholder approval of other material amendments (such as an expansion of the types of awards available under the Plan, an extension of the term of the Plan, a change to the method of determining the Exercise Price of Options issued under the Plan, or a change to the provisions of Section 7.2(i)) may also be required pursuant to rules promulgated by an established stock exchange or a national market system for the Plan to continue to be able to issue Stock Incentives which meet the Performance-Based Exception. The Board also may suspend the granting of Stock Incentives under this Plan at any time and may terminate this Plan at any time. The Company shall have the right to modify, amend or cancel any Stock Incentive after it has been granted if (a) the modification, amendment or cancellation does not diminish the rights or benefits of the Stock Incentive recipient under the Stock Incentive (provided, however, that a modification, amendment or cancellation that results solely in a change in the tax consequences with respect to a Stock Incentive shall not be deemed as a diminishment of rights or benefits of such Stock Incentive), (b) the Participant consents in writing to such modification, amendment or cancellation, (c) there is a dissolution or liquidation of the Company, (d) this Plan and/or the Stock Incentive Agreement expressly provides for such modification, amendment or cancellation, or (e) the Company would otherwise have the right to make such modification, amendment or cancellation by applicable law. (See also Section 4 for a special provision providing for automatic termination of this Plan in certain circumstances.)

13Performance Criteria for Performance-Based Exception

13.1Performance Goal Business Criteria. The following performance measure(s) must be used by a Committee composed of solely two (2) or more Outside Directors to determine the degree of payout and/or vesting with respect to a Stock Incentive granted pursuant to this Plan in order for such Stock Incentive to qualify for the Performance-Based Exception:

(a)Earnings per share;

(b)Net income (before or after taxes);

(c)Return measures (including, but not limited to, return on assets, equity or sales);

(d)Cash flow return on investments which equals net cash flows divided by owners equity;

(e)Earnings before or after taxes, depreciation and/or amortization;

(f)Gross revenues;

(g)Operating income (before or after taxes);

(h)Total shareholder returns;

(i)Corporate performance indicators (indices based on the level of certain services provided to customers);

(j)Achievement of sales targets;

(k)Completion of acquisitions;

(l)Cash generation, profit and/or revenue targets;

(m)Growth measures, including revenue growth, as compared with a peer group or other benchmark;

(n)Share price (including, but not limited to, growth measures and total shareholder return); and/or

(o)Pre-tax profits.

The Board may propose for shareholder vote and shareholder approval a change in these general performance measures set forth in this Section at any time.

13.2Performance Periods. The Board shall have the discretion to determine the period during which any performance goal must be attained with respect to a Stock Incentive. Such period may be of any length, and must be established prior to the start of such period or within the first ninety (90) days of such period (provided that the performance criteria is not in any event set after 25% or more of such period has elapsed).

13.3Modifications to Performance Goal Business Criteria. In the event that the Board determines that it is advisable to grant Stock Incentives that shall not qualify for the Performance-Based Exception, the Board may make such grants without satisfying the requirements of Code §162(m) and without regard to the provisions of this Section 13; otherwise, a Committee composed exclusively of two (2) of more Outside Directors must make such grants.

14Miscellaneous

14.1Shareholder Rights. No Participant shall have any rights as a shareholder of the Company as a result of the grant of a Stock Incentive to him or to her under this Plan or his or her exercise of such Stock Incentive pending the actual delivery of Shares subject to such Stock Incentive to such Participant.

14.2No Guarantee of Continued Relationship. The grant of a Stock Incentive to a Participant under this Plan shall not constitute a contract of employment and shall not confer on a Participant any rights upon his or her termination of employment or relationship with the Company in addition to those rights, if any, expressly set forth in the Stock Incentive Agreement that evidences his or her Stock Incentive.

14.3Withholding. The Company shall have the power and the right to deduct or withhold, or require a Participant to remit to the Company as a condition precedent for the fulfillment of any Stock Incentive, an amount sufficient to satisfy federal, state and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Plan and/or any action taken by a Participant with respect to a Stock Incentive. Whenever Shares are to be issued to a Participant upon exercise of an Option or a Stock Appreciation Right, or satisfaction of conditions under a Restricted Stock Unit, or grant of or substantial vesting of a Restricted Stock Award, the Company shall have the right to require the Participant to remit to the Company, as a condition of exercise of the Option or Stock Appreciation Right, or as a condition to the fulfillment of the Restricted Stock Unit, or as a condition to the grant or substantial vesting of the Restricted Stock Award, an amount in cash (or, unless the Stock Incentive Agreement provides otherwise, in Shares) sufficient to satisfy federal, state and local withholding tax requirements at the time of such exercise, satisfaction of conditions, or grant or substantial vesting. However, notwithstanding the foregoing, to the extent that a Participant is an Insider, satisfaction of withholding requirements by having the Company withhold Shares may only be made to the extent that such withholding of Shares (1) has met the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act, or (2) is a subsequent transaction the terms of which were provided for in a transaction initially meeting the requirements of an exemption under Rule 16b-3 promulgated under the Exchange Act. Unless the Stock Incentive Agreement provides otherwise, the withholding of shares to satisfy federal, state and local withholding tax requirements shall be a subsequent transaction approved by the original grant of a Stock Incentive. Notwithstanding the foregoing, in no event shall payment of withholding taxes be made by a retention of Shares by the Company unless the Company retains only Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld.

14.4Notification of Disqualifying Dispositions of ISO Options. If a Participant sells or otherwise disposes of any of the Shares acquired pursuant to an Option that is an ISO on or before the later of (1) the date two (2) years after the date of grant of such Option, or (2) the date one (1) year after the exercise of such Option, then the Participant shall immediately notify the Company in writing of such sale or disposition and shall cooperate with the Company in providing sufficient information to the Company for the Company to properly report such sale or disposition to the Internal Revenue Service. The Participant acknowledges and agrees that he may be subject to federal, state and/or local tax withholding by the Company on the compensation income recognized by Participant from any such early disposition, and agrees that he shall include the compensation from such early disposition in his gross income for federal tax purposes. Participant also acknowledges that the Company may condition the exercise of any Option that is an ISO on the Participant’s express written agreement with these provisions of this Plan.

14.5Transfer. The transfer of an Employee between or among the Company, a Subsidiary or a Parent shall not be treated as a termination of his or her employment under this Plan.

14.6Governing Law. The laws of the State of Georgia shall govern this Plan and any Stock Incentive Agreement issued hereunder. If Georgia's conflict of law rules would apply another state's laws, the laws of the State of Georgia shall still govern.

Annex B

MANHATTAN ASSOCIATES, INC.

2016 ANNUAL CASH BONUS PLAN

1.Purpose and Effective Date.

The purpose of this Plan is to promote the growth and financial success of the Company by offering a competitive annual cash bonus program to employees who have significant responsibility for that success. The Company intends that bonuses under this Plan payable to executive officers subject to Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended, will qualify as tax deductible, performance-based compensation under the qualified performance-based compensation exception of Section 162(m). This Plan is effective as of January 1, 2016, and will remain in effect until it is terminated pursuant to Section 7.6.

2.Definitions.

The following definitions will apply:

2.1Affiliate means any corporation or other entity controlled by the Company.

2.2Board means the Board of Directors of the Company, as constituted from time to time.

2.3Bonus means an amount payable pursuant to this Plan, the payment of which will be contingent on the attainment of Performance Goals with respect to a Performance Period, as determined by the Committee pursuant to Section 6.1 of this Plan.

2.4Code means the U.S. Internal Revenue Code of 1986, as amended, including any regulations or authoritative guidance promulgated under the U.S. Internal Revenue Code of 1986, as amended.

2.5Committee means the Compensation Committee of the Board, or another committee appointed by the Board to administer this Plan pursuant to Section 3.1, which will comprise not less than two members of the Board. Each member of the Committee will qualify as an “outside director” under Section 162(m) of the Code. As the context requires, the term “Committee” will mean the Committee or its delegates.

2.6Company means Manhattan Associates, Inc., a Georgia corporation, and any successor to that corporation.

2.7Covered Employee means an executive officer defined as a “Covered Employee” in Section 162(m)(3) of the Code.

2.8Director means a member of the Board.

2.9Incumbent Directors means the individuals who, as of January 1, 2016, constitute the Board, and any person who becomes a director after January 1, 2016, and whose election or nomination for election was approved by a vote of at least a majority of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which the person is named as a nominee for director, without written objection to that nomination); provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest (as described in Rule 14a-11 under the 1934 Act (“Election Contest”) or other actual or threatened solicitation of proxies or consents by or on behalf of any “person” (as that term is defined in Section (a)(9) of the 1934 Act and as used in Sections 13(d)(3) and 14 (d)(2) of the 1934 Act) other than the Board (“Proxy Contest”), including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest, will be deemed an Incumbent Director; and provided further that, subject to the provisions of this Section, no person will be deemed to be an Incumbent Director until such time as they take office as a director of the Company.

2.10Participant means as to any Plan Year, the employees of the Company or an Affiliate who are designated by the Committee to participate in this Plan for that Plan Year.

2.11Performance Criteria means the performance criteria upon which the Performance Goals for a particular Plan Year are based, which, unless and until the shareholders approve a change in Performance Criteria, may include any one or more of the following:

(a)Earnings per share;

(b)Net income (before or after taxes);

(c)Return measures (including, but not limited to, return on assets, equity, or sales);

(d)Cash flow return on investments which equals net cash flows divided by owners’ equity;

(e)Earnings before or after taxes, depreciation, or amortization;

(f)Gross revenues;

(g)Operating income (before or after taxes);

(h)Total shareholder returns;

(i)Corporate performance indicators (indices based on the level of certain services provided to customers);

(j)Achievement of sales targets;

(k)Completion of acquisitions;

(l)Cash generation, profit, or revenue targets;

(m)Growth measures, including revenue growth, as compared with a peer group or other benchmark;

(n)Share price (including, but not limited to, growth measures and total shareholder return); or

(o)Pre-tax profits.

Performance Criteria may relate to the performance of the Company as a whole, a business unit, division, department, or individual, or any combination of these and may be applied on an absolute basis or relative to one or more peer group companies or indices, or any combination of them, as the Committee determines.

2.12Performance Goals means the goals selected by the Committee, in its discretion, to be applicable to a Participant for any Plan Year or other Performance Period, as applicable. Performance Goals will relate to one or more Performance Criteria. Performance Goals may include a threshold level of performance below which no Bonus will be paid and levels of performance at which specified percentages of the Target Bonus will be paid, and may also include a maximum level of performance above which no additional Bonus amount will be paid.

2.13Performance Period means the period designated by the Committee that will be used to calculate performance.

2.14Plan means the Manhattan Associates 2016 Annual Cash Bonus Plan, as amended from time to time.

2.15Plan Year means the Company’s fiscal year, which commences on January 1st and ends on December 31st.

2.16Recoupment Policy means a policy of recoupment of compensation adopted or amended from time to time by the Board or the Committee as it deems necessary or desirable to comply with the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (providing for recovery of erroneously awarded compensation), Section 304 of the Sarbanes-Oxley Act of 2002 (providing for forfeiture of certain bonuses and profits), and any implementing rules and regulations of the U.S. Securities and Exchange commission and applicable listing standards of a national securities exchange adopted in accordance with either of those acts, which policy is incorporated into this Plan by this reference.

2.17Target Bonus means the target bonus payable under this Plan to a Participant for a particular Performance Period.

3.Administration.

3.1Administration by the Committee. The Board will appoint the Committee, which will administer this Plan.

3.2Authority of the Committee. Subject to the provisions of this Plan and applicable law, the Committee will have the power, in addition to other express powers and authorizations conferred on the Committee by this Plan, to (i) determine whether, to what extent, and under what circumstances Bonuses may be forfeited or suspended; (ii) interpret, administer, reconcile any inconsistency within, correct any defect of, or supply any omission from this Plan or any instrument or agreement relating to, or Bonus paid under, this Plan; (iii) amend, suspend, or waive any rules for the administration, interpretation, and application of this Plan; (iv) adopt procedures and subplans as are necessary or appropriate to permit participation in this Plan by employees who are foreign nationals or employed outside of the United States; (v) make any other determination and take any other action the Committee deems necessary or desirable for the administration of this Plan, and (vi) adopt any Plan rules pursuant to which the Committee or its delegates may perform administrative responsibilities. The Committee will have the authority to designate that only a portion of a Bonus is intended as qualified performance-based compensation under Section 162(m) of the Code.

3.3Decisions Binding. All determinations and decisions made by the Committee, the Board, and any delegate of the Committee pursuant to the provisions of this Plan will be final, conclusive, and binding on all persons, and will be given the maximum deference permitted by law.

3.4Delegation by the Committee. The Committee, in its sole discretion, may delegate all or part of its authority and powers under this Plan to one or more directors or officers of the Company; provided, however, that the Committee may not delegate its responsibility to (i) administer Bonuses with respect to Covered Employees; (ii) administer Bonuses intended to constitute qualified performance-based compensation under Section 162(m) of the Code; or (iii) certify the satisfaction of the Performance Goals pursuant to Section 6.1 in accordance with Section 162(m) of the Code.

3.5Agents; Limitation of Liability. The Committee may appoint agents to assist in administering this Plan. The Committee and each member of the Committee will be entitled to, in good faith, rely or act upon any report or other information furnished to it or them by any officer or employee of the Company, the Company’s certified public accountants, consultants or any other agent assisting in the administration of this Plan. Members of the Committee and any officer or employee of the Company acting at the direction or on behalf of the Committee will not be personally liable for any action or determination taken or made in good faith with respect to this Plan, and will, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4.Eligibility and Participation.

4.1Eligibility. The Committee may designate Participants in this Plan from among the employees of the Company and its Affiliates.

4.2Participation. Prior to, or reasonably promptly following, the commencement of each Plan Year, but for Participants who may receive a Bonus intended by the Company as qualified performance-based compensation, no later than the date required by Section 162(m) of the Code, the Committee, in its sole discretion, will select the persons who will be Participants for the Plan Year. Except as otherwise determined by the Committee, only eligible individuals the Committee designates to participate in this Plan with respect to a particular Plan Year may participate in this Plan for that Plan Year. A Participant for a given Plan Year is not guaranteed or assured of being selected for participation in any subsequent Plan Year. The Committee may, in its discretion, designate employees who are hired after the beginning of a Plan Year as Participants for that Plan Year and as eligible to receive full or partial Bonuses for that Plan Year.

5.Terms of Bonuses.

5.1Establishment of Target Bonuses. Prior to, or reasonably promptly following, the commencement of each Plan Year, but for Participants who may receive a Bonus intended by the Company as qualified performance-based compensation no later than the date required by Section 162(m) of the Code, the Committee, in its sole discretion, will establish the Target Bonus for each Participant, the payment of which will be conditioned on the achievement of the Performance Goals.

5.2Establishment of Performance Goals and Performance Formula. Prior to, or reasonably promptly following the commencement of, each Plan Year, but for Participants who may receive a Bonus intended by the Company as qualified performance-based compensation no later than the date required by Section 162(m) of the Code, the Committee, in its sole discretion, will establish in writing the Performance Goals for the Plan Year and will prescribe a formula for determining the percentage of the Target Bonus (which may exceed 100%) that may be payable based on the level of attainment of the Performance Goals for the applicable Performance Period. The Performance Goals will relate to one or more Performance Criteria, each of which may carry a different weight, and which may differ from Participant to Participant.

5.3Other Terms. Subject to the provisions of this Plan and applicable law, the Committee will have the power, in addition to other express powers and authorizations conferred on the Committee by this Plan, to establish other terms and conditions of any Bonus that the Committee determines, in its sole discretion, are necessary or desirable to carry out the purposes of this Plan.

6.Payment of Bonuses.

6.1Achievement of Performance Goals; Certification; Payment.

(a)The Committee will determine and certify in writing, in accordance with the requirements of Section 162(m) of the Code, the extent to which the Performance Goals have been achieved for the Performance Period, and will then determine, in accordance with the prescribed formula or method, the amount of each Participant’s Bonus. If the minimum Performance Goals established by the Committee are not achieved, then the Company will not pay a Bonus, except as provided in (d), below.

(b)In addition to any adjustments provided by the terms of the Bonus, the Committee may in determining whether Performance Goals have been met adjust the Company’s financial results to exclude the effect of unusual charges or income items or other events, including acquisitions or dispositions of businesses or assets, stock dividends, stock splits, recapitalizations or other changes in the capital structure of the Company, reorganizations, restructurings, reductions in force, currency fluctuations or changes in accounting treatment, which are distortive of results for the year (either on a segment or consolidated basis); provided, that for purposes of determining the Bonuses of Covered Employees, the Committee will exclude unusual items whose exclusion has the effect of increasing performance if those items constitute “extraordinary items” under generally accepted accounting principles or are unusual events or items. In addition, the Committee will adjust its calculations to exclude the unanticipated effect on financial results of changes in the Code or other tax laws, or the regulations relating to them.

(c)The Committee may, in its discretion, decrease the amount of a Participant’s Bonus for any reason, including the Committee’s judgment that the Performance Goals have become an inappropriate measure of achievement, a change in the employment status, position or duties of the Participant, unsatisfactory performance of the Participant, or for other reasons as the Committee deems appropriate.

(d)If the Company’s or an operating unit’s performance is below the anticipated performance thresholds and the Bonuses are below expectations or not earned at all, the Committee may in its discretion grant Bonuses (or increase the otherwise earned Bonuses) to deserving Participants, except no increase or additional Bonus will be permitted with respect to Participants who were eligible for Bonuses that are intended as qualified performance based compensation.

(e)The aggregate amount of a Bonus to a Participant for a Plan Year will not exceed Two Million Dollars.

6.2Form and Timing of Payment. Except as otherwise determined by the Committee in its sole discretion (which may include payment of all or part of a Bonus in shares of Company common stock or rights to acquire shares), the Company will pay to each Participant a cash lump sum payment of their Bonus, less required withholding, as soon as practicable following the Committee’s certification pursuant to Section 6.1. The Company will not pay a Bonus later than two and one-half (2-1/2) months following the date the Committee certifies the Performance Goals have been achieved.

6.3Employment Requirement. Except as otherwise determined by the Committee in its sole discretion, no Bonus will be paid to any Participant who is not actively employed by the Company or an Affiliate on the date that Bonuses are paid.

6.4Deferral of Bonuses. The Committee, in its sole discretion, may permit a Participant to defer the payment of a Bonus that would otherwise be paid under this Plan. Any deferral election will be subject to such rules and procedures as will be determined by the Committee in its sole discretion.

7.General Provisions.

7.1Compliance with Legal Requirements. This Plan and the payment of Bonuses will be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required.

7.2Non-transferability. A person’s rights and interests under this Plan, including any Bonus previously made to that person or any amounts payable under this Plan may not be assigned, pledged, or transferred, except in the event of the Participant’s death, to a designated beneficiary in accordance with this Plan, or in the absence of such designation, by will or the laws of descent or distribution.

7.3No Right to Employment. Nothing in this Plan or any notice relating to a Bonus will confer upon any person the right to continue in the employment of the Company or any Affiliate or affect the right of the Company or any Affiliate to terminate the employment of any Participant.

7.4No Right to Bonus. Unless otherwise expressly set forth in an employment agreement signed by the Company and a Participant, a Participant will not have any right to any Bonus under this Plan until that Bonus has been paid to that Participant and participation in this Plan in a Plan Year does not create any right to become a Participant in this Plan in any future Plan Year.

7.5Withholding. The Company will have the right to withhold from any Bonus, any federal, state, or local income or payroll taxes required by law to be withheld and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to an Bonus.

7.6Amendment or Termination of this Plan. The Board or the Committee may, at any time, amend, suspend, or terminate this Plan in whole or in part; provided that no amendment that requires shareholder approval in order for this Plan to continue to comply with Section 162(m) of the Code will be effective unless approved by the requisite vote of the shareholders of the Company. Despite the foregoing, no amendment, suspension, or termination will adversely affect the rights of any Participant to a Bonus that the Committee has already determined is payable under Section 6.

7.7Unfunded Status. Nothing contained in this Plan, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between the Company and any Participant, beneficiary or legal representative, or any other person. To the extent that a person acquires a right to receive payments under this Plan, that right will be no greater than the right of an unsecured general creditor of the Company. All payments to be made under this Plan will be paid from the general funds of the Company, no special or separate fund will be established, and no segregation of assets will be made to assure payment of those amounts except as expressly set forth in this Plan. This Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended (ERISA).

7.8Governing Law. This Plan will be construed, administered, and enforced in accordance with the laws of Georgia without regard to conflicts of law.

7.9Beneficiaries. To the extent the Committee permits beneficiary designations, any payment of Bonuses due under this Plan to a deceased Participant will be paid to the beneficiary duly designated by the Participant in accordance with the Company’s practices. If no beneficiary has been designated or survives the Participant, payment will be made in accordance with the Participant’s will or the laws of descent or distribution.

7.10Section 162(m) of the Code; Bifurcation of this Plan. The Company intends that this Plan and the Bonuses payable to Participants who are or may become persons whose compensation is subject to Section 162(m) of the Code satisfy any applicable requirements to be treated as qualified performance-based compensation under that Section 162(m). The Board or the Committee may at any time bifurcate the provisions of this Plan so that certain provisions of this Plan or any Bonus intended to satisfy the applicable requirements of Section 162(m) of the Code are only applicable to persons whose compensation is subject to the limitations of Section 162(m).

7.11Section 409A of the Code. The Company intends that payments under this Plan qualify as short-term deferrals exempt from the requirements of Section 409A of the Code. If any Bonus does not qualify for treatment as an exempt short-term deferral, the Company intends that that amount will be paid in a manner that satisfies the requirements of Section 409A of the Code.

This Plan will be interpreted and construed accordingly. The Company and the Committee will have the authority to delay the commencement of all or a part of the payments to a Participant under the Plan if the Participant is a “key employee” of the Company (as determined by the Company in accordance with procedures established by the Company that are consistent with Section 409A) to a date that is six months after the date of Participant’s separation from service (and on that date the payments that would otherwise have been made during that six-month period will be made), but only to the extent the delay is required under the provisions of Section 409A to avoid imposition of additional income and other taxes, provided that the Company and the Committee will take into account any exemption rules available under Section 409A.

7.12Expenses. The Company will pay all costs and expenses in connection with the administration of this Plan.

7.13Section Headings. The headings of this Plan have been inserted for convenience of reference only and if there is a conflict, the text of this Plan, rather than the headings, will control.

7.14Severability. If a court or arbitrator of competent jurisdiction determines that a provision of this Plan is illegal or invalid for any reason, that illegality or invalidity will not affect the remaining provisions of this Plan, that provision will be fully severable, and this Plan will be construed and enforced as if that illegal or invalid provision had never been contained in this Plan.

7.15Gender and Number. Except where otherwise indicated by the context, wherever used, the masculine pronoun includes the feminine pronoun; the plural will include the singular, and the singular will include the plural.

7.16Non-exclusive. Nothing in this Plan will limit the authority of the Company, the Board, or the Committee to adopt such other compensation arrangements as it may deem desirable for any employee.

7.17Notice. Any notice to be given to the Company or the Committee pursuant to the provisions of this Plan will be in writing and directed to the Secretary of the Company at 2300 Windy Ridge Parkway, 10th Floor, Atlanta, GA 30339.

7.18Successors. All obligations of the Company under this Plan with respect to Bonuses granted under this Plan will be binding upon any successor to the Company, whether the existence of that successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all the assets of the Company.

7.19Recoupment of Compensation. Bonuses payable or paid to Participants under the Plan will be subject to the terms and conditions of any applicable Recoupment Policy.

Manhattan Associates

IMPORTANT ANNUAL MEETING INFORMATION 000004

ENDORSEMENT_LINE______________ SACKPACK_____________

MR A SAMPLE
DESIGNATION (IF ANY)
ADD 1
ADD 2
ADD 3
ADD 4
ADD 5
ADD 6

C123456789

000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. These methods are valid under §14-2-722 of the Georgia Business Corporation Code.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m. Central Time, May 12, 2016

Vote by Internet

- Go to **www.investorvote.com/MANH**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

1234 5678 9012 345

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR the nominees listed and FOR Proposals 2, 3, 4, and 5.

1. Election of Directors:

	For	Withhold	Abstain
01 - John J. Huntz, Jr.	☐	☐	☐
02 - Thomas E. Noonan	☐	☐	☐
03 - John H. Heyman	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian, or custodian, please give full title. If you are signing on behalf of a corporation, please sign in full corporate name and as the president or as another authorized officer, as applicable. If you are signing on behalf of a partnership, please sign in partnership name as an authorized signatory.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

C 1234567890 JNT
1 U P X 2 7 3 5 2 1 1

MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

02AA3D

IMPORTANT ANNUAL MEETING INFORMATION

C123456789

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Manhattan Associates.

Proxy – Manhattan Associates, Inc.

2300 Windy Ridge Parkway
Tenth Floor
Atlanta, Georgia 30339

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

By this Proxy, the undersigned (i) appoints Eddie Capel and Bruce S. Richards, and each of them, with full power of substitution, as their proxy to represent and vote all the shares of Common Stock of Manhattan Associates, Inc. held of record by the undersigned on March 25, 2016, at the annual meeting of shareholders to be held on May 12, 2016, or any adjournment of that meeting, as designated on the reverse side of this Proxy, (ii) confirms all that those proxies may lawfully do by virtue of their appointments, and (iii) revokes any proxy appointments as to those shares previously given by the undersigned. The proxies, in their discretion, are further authorized to vote (x) on any matter of which the company did not have notice at least 45 days before the date of this solicitation, or the date provided for in Section 2.14 of the company's bylaws, whichever date is earlier, (y) for the election of a person to the Board if any Board-recommended nominee becomes unable to serve or for good cause will not serve and (z) matters incident to the conduct of the annual meeting and any other matters that may properly come before the meeting and any adjournments or postponements of the meeting.

The shares represented by this Proxy will be voted as directed by the undersigned. **If no direction is given when the duly executed Proxy is returned, those shares will be voted "FOR" the Nominees in Proposal 1 and "FOR" Proposals 2, 3, 4, and 5.**

The undersigned understands that this Proxy confers discretionary authority with respect to matters not known or determined at the time of the mailing of the notice of the meeting to the undersigned.

This Proxy is revocable at or at any time prior to the meeting. Please sign and return this Proxy to:
Proxy Services, C/O Computershare P.O. BOX 30170 College Station, TX 77842-3170
(Please date and sign on reverse)

(Continued on reverse side)

Manhattan Associates

IMPORTANT ANNUAL MEETING INFORMATION

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. [X]

Annual Meeting Proxy Card

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board of Directors recommends a vote FOR the nominees listed and FOR Proposals 2, 3, 4, and 5.

1. Election of Directors:

	For	Withhold	Abstain
01 - John J. Huntz, Jr.	☐	☐	☐
02 - Thomas E. Noonan	☐	☐	☐
03 - John H. Heyman	☐	☐	☐

+

B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, guardian, or custodian, please give full title. If you are signing on behalf of a corporation, please sign in full corporate name and as the president or as another authorized officer, as applicable. If you are signing on behalf of a partnership, please sign in partnership name as an authorized signatory.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /		

1 U P X 2 7 3 5 2 1 2 +

02AA4D

▼ PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Manhattan Associates.

Proxy – Manhattan Associates, Inc.

2300 Windy Ridge Parkway
Tenth Floor
Atlanta, Georgia 30339

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

By this Proxy, the undersigned (i) appoints Eddie Capel and Bruce S. Richards, and each of them, with full power of substitution, as their proxy to represent and vote all the shares of Common Stock of Manhattan Associates, Inc. held of record by the undersigned on March 25, 2016, at the annual meeting of shareholders to be held on May 12, 2016, or any adjournment of that meeting, as designated on the reverse side of this Proxy, (ii) confirms all that those proxies may lawfully do by virtue of their appointments, and (iii) revokes any proxy appointments as to those shares previously given by the undersigned. The proxies, in their discretion, are further authorized to vote (x) on any matter of which the company did not have notice at least 45 days before the date of this solicitation, or the date provided for in Section 2.14 of the company's bylaws, whichever date is earlier, (y) for the election of a person to the Board if any Board-recommended nominee becomes unable to serve or for good cause will not serve and (z) matters incident to the conduct of the annual meeting and any other matters that may properly come before the meeting and any adjournments or postponements of the meeting.

The shares represented by this Proxy will be voted as directed by the undersigned. **If no direction is given when the duly executed Proxy is returned, those shares will be voted "FOR" the Nominees in Proposal 1 and "FOR" Proposals 2, 3, 4, and 5.**

The undersigned understands that this Proxy confers discretionary authority with respect to matters not known or determined at the time of the mailing of the notice of the meeting to the undersigned.

This Proxy is revocable at or at any time prior to the meeting. Please sign and return this Proxy to:
Proxy Services, C/O Computershare P.O. BOX 30170 College Station, TX 77842-3170
(Please date and sign on reverse)

(Continued on reverse side)

000004